UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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Expeditors International of Washington, Inc.

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EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Expeditors®

NOTICE OF ANNUAL MEETING & PROXY STATEMENT

Corporate Headquarters
Seattle, WA

2015

April 9, 2015

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Expeditors International of Washington, Inc., which will be held on Thursday, May 21, 2015 at 2:00 p.m., Pacific Time at our headquarters: 1015 Third Avenue, Seattle, Washington 98104.

We made several significant changes at Expeditors in 2014, including changes to Named Executive Officer compensation in response to what we heard from shareholders after last year’s “say-on-pay” vote. We value the ongoing dialog we have with our shareholders and we will continue our shareholder engagement program. We have also updated and enhanced our Proxy Statement presentation this year. We hope that you find the materials informative and easy to navigate.

The accompanying notice of meeting and Proxy Statement describe the matters to be voted on at the meeting. Your Board of Directors takes all shareholder proposals very seriously. Their recommendations contained in this proxy were only made after careful study and consideration of all pertinent factors. The intent of the Board is always to provide the best possible long-term direction that will benefit our Company, our shareholders and our employees.

At this year’s meeting, you will be asked to elect Directors; to vote (on a non-binding basis) on the compensation of the Company’s Named Executive Officers; to approve the 2015 Stock Option Plan; to ratify the appointment of our independent registered public accounting firm; to vote (on an advisory basis) on the Company-sponsored proxy access framework; and five shareholder proposals, if presented at the meeting; in addition to any other business that may properly come before the meeting.

On behalf of the entire Board of Directors and more than 14,500 employees of Expeditors, I want to thank you for your continued support and investment in our business.

Sincerely,

/s/ Robert R. Wright
Robert R. Wright
Chairman of the Board

Notice of Annual Meeting of Shareholders

Date:	Thursday, May 21, 2015
Time:	2:00 p.m. Pacific Time
Place:	Expeditors International 1015 Third Avenue Seattle, Washington 98104
Record Date:	Close of business on March 23, 2015

Meeting Agenda:
• Election of 10 Directors
• Approve (advisory) executive compensation • Approve 2015 Stock Option Plan • Ratify appointment of independent auditors for 2015 • Approve (advisory) Company-sponsored proxy access
• Vote on five shareholder proposals, if presented at meeting

Important Notice of Internet Availability of Proxy Materials

This notice of Annual Meeting of Shareholders and related proxy materials are being distributed or made available to shareholders beginning on or about April 9, 2015. This includes instructions on how to access these materials (including our Proxy Statement and 2014 annual report to shareholders) online.

Please vote your shares

We encourage shareholders to vote promptly, as this will save the expense of additional proxy solicitation. You may vote in the following ways:

By Order of the Board of Directors,

Expeditors International of Washington, Inc.

/s/ Bradley S. Powell

Bradley S. Powell

Secretary

Seattle, Washington

April 9, 2015

PROXY SUMMARY

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Expeditors International of Washington, Inc. (the “Company”, “Expeditors”, “we”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”). This proxy summary is intended to provide a broad overview of the items that you will find elsewhere in this Proxy Statement. As this is only a summary, we encourage you to read the entire Proxy Statement for more information about these topics prior to voting.

Annual Meeting of Shareholders

DATE: Thursday, May 21, 2015

TIME: 2:00 p.m. Pacific Time

LOCATION: Expeditors’ Corporate Headquarters, 1015 Third Avenue, Seattle, Washington 98104

RECORD DATE: Close of business on March 23, 2015

Meeting Agenda & Voting Recommendations

Proposal	Board’s Voting Recommendation	Page References (for more detail)
No. 1: Election of 10 Directors	✓ FOR (each nominee)	pp. 9
No. 2: Advisory Vote to Approve Named Executive Officer Compensation	✓ FOR	pp. 30
No. 3: Approve 2015 Stock Option Plan	✓ FOR	pp. 31
No. 4: Ratification of Independent Registered Public Accounting Firm	✓ FOR	pp. 35
No. 5: Advisory Vote to Approve Company-Sponsored Proxy Access Framework	✓ FOR	pp. 36
No. 6: Shareholder Proposal: Proxy Access	X AGAINST	pp. 38
No. 7: Shareholder Proposal: Performance-Based Executive Equity Awards	X AGAINST	pp. 40
No. 8: Shareholder Proposal: No Accelerated Vesting of Equity Awards	X AGAINST	pp. 42
No. 9: Shareholder Proposal: Retain Significant Stock from Equity Compensation	X AGAINST	pp. 44
No. 10: Shareholder Proposal: Recovery of Unearned Management Bonuses	X AGAINST	pp. 46

2014 Performance Highlights

•	Achieved record levels of Revenues, Net Revenues(1) and Earnings Per Share (“EPS”)(2).
•	Efficiency as measured by operating income as a percentage of Net Revenues rose to 30%.
•	Returned record levels of cash to shareholders in dividends and share repurchases.

2014 Compensation Highlights

As a result of last year’s “say-on-pay” vote and feedback from shareholders, we made the following changes to Named Executive Officers (“NEO”) compensation:

•	Established a policy that prohibits any future retirement bonuses.
•	Effective July 1, 2014, significantly reduced the percentages allocated to NEO positions in the Executive Incentive Compensation Plan as follows:

•	Strengthened the alignment of NEO compensation with the long-term interests of shareholders by increasing stock option awards to NEO that vest 50% after 3 years, 75% after 4 years and 100% after 5 years, as follows:

•	Expanded our compensation “clawback policy” for financial restatements to include all members of senior management.
•	Capped increases to NEO compensation under the Executive Incentive Compensation Plan.

2014 Governance Highlights

•	Elected Robert R. Wright as our independent Chairman of the Board.
•	Added Richard B. McCune as our independent Chairman of the Audit Committee.
•	Established a Director retirement policy.
•	Implemented a Director succession plan.
•	Established a proxy access framework for consideration by shareholders at this Annual Meeting.
•	Established stock holding requirements for Directors and NEO.

BOARD OPERATIONS

The Board of Directors has adopted policies and procedures to ensure effective operations and governance. Our corporate governance materials, including our Corporate Governance Principles, the charters of each of the Board’s Committees and our Code of Business Conduct, can be found on our website at www.investor.expeditors.com. In 2014, the Board was composed of eight independent Directors and three management Directors. Robert Wright serves as the independent Chairman of the Board of Directors. The primary functions of Expeditors’ Board of Directors include:

•	Approving and monitoring strategies and management performance on behalf of shareholders;

•	Ensuring that the long-term interests of shareholders are being served;

•	Overseeing the conduct of our business and monitoring significant enterprise risks;

•	Overseeing our processes for maintaining the integrity of our financial statements and other public disclosures, and compliance with laws, and ethical conduct;

•	Evaluating CEO and senior management performance and determining executive compensation;

•	Planning CEO succession and monitoring management’s succession planning for other key executive officers; and

•	Establishing effective governance structure, including appropriate Board composition and planning for Board succession.

The Board of Directors has determined that Robert Wright, Chairman of the Board, Mark Emmert, Dan Kourkoumelis, Michael Malone, Richard McCune, John Meisenbach, Liane Pelletier and Tay Yoshitani are independent under the applicable independence standards set forth in the rules promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the rules of the NASDAQ Stock Market. The Board has designated that only independent Directors can serve as Committee members.

The Board currently has the following Committees: Nominating and Corporate Governance, Compensation and Audit. Each Committee operates under a written charter, all of which are available on our website www.investor.expeditors.com.

Board Practices & Procedures

•	The Board’s Committees undertake analysis and review of the Company’s activities in key areas such as financial reporting, internal controls over financial reporting, compliance with Company policies, corporate governance, significant risks, succession planning and executive compensation.

•	The Board and its Committees perform reviews of the agendas and subjects to be considered for each meeting. Each Board and Committee member is free to raise subjects that are not on the agenda at any meeting and to suggest items for inclusion on future agendas.

•	Each Director is provided in advance with materials to be considered at every meeting of the Board and Committees and has the opportunity to provide comments and suggestions.

•	The Board and its Committees provide feedback to management and management answers questions raised by the Directors during Board and Committee meetings.

•	Independent Board and Committee members meet separately at each Board and Committee meeting and as otherwise needed.

Board Attendance

The Board met 8 times in 2014 and each Director attended at least 75% of the total number of Board of Directors meetings and Committee meetings on which they served. While the Company has no established policy requiring Directors to attend the Annual Meeting, all but one member attended the 2014 Annual Meeting.

Board’s Role in Risk Oversight

Senior management is responsible for the assessment and day-to-day management of risk and brings to the attention of the Board the material risks to the Company. The Board of Directors provides oversight and guidance to management regarding the material risks. Further, the Board has assigned oversight responsibilities for specific areas of risk to its three standing Committees. The Board and its Committees regularly discuss with management the

Company’s strategies, operations, compliance, policies and inherent associated risks in order to assess appropriate levels of risk taking and steps taken to monitor, mitigate and control such exposures. The Board of Directors believes the Company’s risk management processes are appropriate. The Company believes that the active oversight role played by the Board and its Committees provides the appropriate level of oversight for the Company.

Director Stock Ownership Policy

On February 24, 2014, the Board adopted a policy regarding Director stock ownership guidelines. These stock ownership guidelines are applicable to the Company’s independent Directors and are designed to increase Directors’ equity stakes in the Company. The guidelines require independent Directors to accumulate a minimum of 15,000 shares of the Company’s common stock over a six-year period from the date first elected to the Board or the policy adoption date. This policy excludes stock option grants from the ownership calculation. This policy is governed by the Nominating and Corporate Governance Committee.

Director Compensation Program

The Board uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting Director compensation, the Compensation Committee considers the amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required as members of the Board and its Committees.

In 2014 the shareholders approved the 2014 Directors’ Restricted Stock Plan which authorized 250,000 shares of stock for issuance to independent Directors. Under this Plan, each independent Director annually receives $200,000 worth of Expeditors restricted stock and such shares vest immediately upon grant. There are 219,298 shares remaining for issuance under this plan.

Board of Directors’ Annual Compensation

Board Retainer	$30,000
Board Meeting and Attendance	$1,000 per day for attending a meeting or performing operational reviews.
Board Chair Retainer	An additional annual retainer is paid to the Chair of the Board of $150,000.
Board Committee Chair Retainer	An additional annual retainer is paid to the Chairs of the Audit, Compensation and Nominating and Corporate Governance Committees of $20,000, $15,000 and $12,500, respectively.
Restricted Stock Plan	Each independent Director receives $200,000 worth of the Company’s stock. All shares are fully vested at time of grant.

Director Summary Compensation Table for the Fiscal Year Ended December 31, 2014

The table below summarizes the compensation paid by the Company to independent Directors for the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Robert R. Wright	$207,000	199,958	—	—	—	$406,958
Mark A. Emmert	$41,000	199,958	—	—	—	$240,958
Dan P. Kourkoumelis(2)	$53,500	199,958	—	—	—	$253,458
Michael J. Malone(2)	$39,000	199,958	—	—	—	$238,958
Richard B. McCune(3)	$49,500	—	—	—	—	$49,500
John W. Meisenbach(2)	$54,000	199,958	—	—	—	$253,958
Liane J. Pelletier	$51,000	199,958	—	—	—	$250,958
Tay Yoshitani	$41,000	199,958	—	—	—	$240,958
(1)	This column represents the aggregate grant date fair value of restricted shares granted in 2014. The fair value of restricted stock awards is based on the fair market value of the Company’s shares of common stock on the date of grant. These restricted shares vested immediately upon grant.
(2)	Prior to 2008, each independent Director received a stock option grant of 32,000 shares at the closing market price on the date of grant. As of December 31, 2014 there were 96,000, 64,000 and 64,000 vested option awards held by Messrs. Kourkoumelis, Malone and Meisenbach, respectively.
(3)	Mr. McCune joined the Board on August 4, 2014.

COMMUNICATING WITH OUR SHAREHOLDERS

Shareholder Engagement

Expeditors’ relationship with its shareholders is an important part of our corporate governance profile and we recognize the value of taking their views into account. Engaging with our shareholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations.

We seek our shareholders’ views on governance and compensation matters throughout the year. We welcome the opportunity to engage with our investors who express a desire to visit our corporate offices during the six weeks after quarterly earnings releases when we are not in a quiet period. Of course this would have to be scheduled around our meetings with customers, service providers and visiting district operations and employees.

Communicating with the Board of Directors

Shareholders may communicate with the Board of Directors and the procedures for doing so are located on the Company’s website at www.investor.expeditors.com. Any matter intended for the Board of Directors, or for one or more individual members, should be directed to the Company’s Secretary at 1015 Third Avenue, 12th Floor, Seattle, Washington 98104, with a request to forward the same to the intended recipient(s). All shareholder communication delivered to the Company’s Secretary for forwarding to the Board of Directors or specified members will be forwarded in accordance with the instructions received.

Information regarding the submission of comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters can be found in the Company’s Code of Business Conduct on the Company’s website at www.investor.expeditors.com.

Information Requests

We ask that all requests for corporate information concerning Expeditors’ operations be submitted in writing. This policy applies equally to securities analysts, current and potential shareholders. Requests can be made to Expeditors International of Washington, Inc., 1015 Third Avenue, Suite 1200, Seattle, Washington 98104 Attention: Chief Financial Officer, by faxing the request to 206-674-3459, or by email to investor@expeditors.com.

Written responses to selected inquiries will be released to the public by a posting on our website at www.investor.expeditors.com and by simultaneous filing with the Securities and Exchange Commission (“SEC”) under Item 7.01 on Form 8-K.

Fair Disclosure

Any other analyst or investor contact, whether by telephone or in person, will be conducted with the understanding that questions directed at ongoing operations will not be discussed. Management will limit responses to discussions of previously disclosed information, including informational discussions directed to the history and operating philosophy of the Company and an understanding of the global logistics industry and its competitive environment. Expeditors will, of course, make public disclosures at other times as required by law or commercial necessity.

STOCK OWNERSHIP INFORMATION

Five Percent Owners of Company Stock

The following table sets forth information, as of December 31, 2014, with respect to all shareholders known by the Company to be beneficial owners of more than 5% of its outstanding common stock. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name & Complete Mailing Address	Number of Shares	Percent of Common Stock Outstanding
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	15,443,893(1)	8.00%
BlackRock, Inc. 55 East 52nd Street, New York, NY 10022	13,079,879(2)	6.80%
Fiduciary Management, Inc. 100 East Wisconsin Avenue, Suite 2200, Milwaukee, WI 53202	11,106,053(3)	5.75%

(1)	The holding shown is as of December 31, 2014, according to Schedule 13G/A dated February 9, 2015 filed by The Vanguard Group, an investment adviser. The Vanguard Group reports that it has sole voting power with respect to 334,098 shares of common stock, sole dispositive power with respect to 15,133,795 shares of common stock and shared dispositive power of 310,098 shares of common stock.

(2)	The holding shown is as of December 31, 2014, according to Schedule 13G/A dated January 12, 2015 filed by BlackRock, Inc., a parent holding company. BlackRock, Inc. reports that it has sole voting power with respect to 11,416,808 shares of common stock.

(3)	The holding shown is as of December 31, 2014, according to Schedule 13G/A dated February 10, 2015 filed by Fiduciary Management, Inc., an investment adviser.

Security Ownership of Directors & Executive Officers

The following table lists the names and the amount and nature of the beneficial ownership of common stock of each Director and nominee, of each of the NEO described in the Summary Compensation Table, and all Directors and Executive Officers as a group at March 23, 2015. Except as noted below, each person has sole voting and dispositive powers with respect to the shares shown.

Name	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Nominees:
Robert R. Wright	24,691	*
Mark A. Emmert	17,435	*
R. Jordan Gates (1)	432,794	*
Dan P. Kourkoumelis (2)	111,600	*
Michael J. Malone (2)	191,072	*
Richard B. McCune	—	*
John W. Meisenbach (2)	168,097	*
Jeffrey S. Musser (3)	182,383	*
Liane J. Pelletier	9,510	*
James L.K. Wang (4)	517,246	*
Tay Yoshitani	9,510	*
Additional Named Executives Officers:
Philip M. Coughlin (5)	102,614	*
Bradley S. Powell (6)	50,012	*
All Directors and Executive Officers as a group (16 persons)(7)	1,918,447	1.00%

*	Less than 1%
(1)	Includes 10,000 shares subject to stock options exercisable within sixty days.
(2)	Includes 64,000 shares subject to stock options exercisable within sixty days.
(3)	Includes 138,521 shares held in trust for which Mr. Musser maintains voting and dispositive authority and 35,500 shares subject to stock options exercisable within sixty days.
(4)	Includes 15,000 shares subject to stock options exercisable within sixty days.
(5)	Includes 31,875 shares subject to stock options exercisable within sixty days.
(6)	Includes 46,000 shares subject to stock options exercisable within sixty days.
(7)	Includes 376,125 shares subject to stock options exercisable within sixty days. No Director or Executive Officer has pledged Company stock.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s Directors, certain of its officers, and persons who own more than 10% of a registered class of the Company’s equity securities, file reports of ownership on Form 3 and changes of ownership on Form 4 or 5 with the SEC and NASDAQ. Officers, Directors and greater than 10% shareholders are required by the SEC regulation to furnish the Company with copies of all such forms they file.

Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company’s officers and Directors regarding their compliance with the filing requirements, the Company believes that all reports required from its officers, Directors and greater than 10% beneficial owners were filed on a timely basis during 2014, except for the sale of 11,119 shares by Michael Malone on May 20, 2014, which was reported on February 13, 2015.

SEC Filings & Reports

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those reports, are available free of charge on our website at www.investor.expeditors.com under the heading “Investor Relations” (see “SEC Filings”) immediately after they are filed with or furnished to the SEC.

NOMINATING & CORPORATE GOVERNANCE

COMMITTEE REPORT

The Nominating and Corporate Governance Committee is committed to strong corporate governance policies and procedures designed to make the Board and its Committees more effective in exercising their oversight roles. The Nominating and Corporate Governance Committee Charter is available on our website www.investor.expeditors.com.

Nominating & Corporate Governance Committee

All members are independent under Exchange Act and NASDAQ rules.

Committee Members:	Key Responsibilities

Dan Kourkoumelis, Chair Mark Emmert Liane Pelletier Tay Yoshitani

•      Determine the criteria for Board membership.

•      Lead search for qualified individuals to become Board members.

•      Recommend the composition of the Board and its Committees.

•      Monitor and evaluate changes in Board members’ professional status.

•      Conduct evaluations of Board effectiveness.

•      Maintain a set of Corporate Governance Principles.

•      Oversee compliance with the Company’s Code of Business Conduct.

•      Assist in evaluating governance-related inquiries, commentary and proposals.

•      Analyze current and emerging governance trends for impact on the Company.

2014 Committee Highlights

The Nominating and Corporate Governance Committee met 6 times in 2014. The Committee seeks to enhance Expeditors’ corporate governance by continually refining corporate governance policies, procedures and practices. The following changes were made in 2014 to strengthen our governance posture:

•	On May 12, 2014, the Company appointed independent Director Robert Wright as Chairman of the Board of Directors.

•	Established a retirement policy: an individual Director will not be nominated to stand for election to the Board of Directors at the next Annual Meeting if the Director has reached an age of 72 years old; policy becomes effective in 2016.

•	Implemented a Director succession plan to address expected retirements over the next several years and to refresh Board skills and manage tenure.

•	Established a proxy access framework to submit for shareholder review and future adoption.

•	Codified governance principles to align with current best practices.

•	Adopted a policy that bars the pledging or hedging of the Company’s stock.

•	Enhanced Committee charters to align with current best practices.

•	Implemented a new formal annual evaluation process for the Board and its Committees.

•	Established stock holding requirements for Directors.

Key Corporate Governance & Nomination Polices & Practices

The Committee operates according to the following key corporate governance policies and practices:

Key Corporate Governance Policies
• • • • • • • • • • •

The Company is committed to the highest standards of legal and ethical business conduct. The Company’s Code of Business Conduct is available at www.investor.expeditors.com.

Annual election of all Directors.

Each Director must be elected by a majority of votes cast, not a plurality.

Independent Board Chair.

The majority of the Board is comprised of independent Directors.

Each of the three Board Committees is made up of only independent Directors. Each Committee operates under a written charter that has been approved by the Board.

Policy requires any Board action to be approved by a majority of the independent Directors.

Each of the three Committees has the authority to retain independent advisors.

The Board and each Committee evaluates its performance.

No shareholder rights plan (“poison pill”).

No pledging, hedging or engaging in any derivatives trading of Company shares.

Key Considerations for Director Nominations
•	The highest level of integrity, ethical character and the ability to exercise sound business judgment on a broad range of issues consistent with the Company’s values.

•	Financial literacy and sound understanding of business strategy, corporate governance and Board operations.

•	Capability to represent the multi-cultural nature of our global corporation with consideration to diversity of gender, ethnicity, professional experience, skills and background.

•	Independent Directors should be truly independent in thought and judgment to represent the long-term interests of all shareholders, and be free of interests or affiliations that could give rise to a biased approach or a conflict of interest.

•	Significant experience and proven superior performance in professional endeavors whether this experience is in business, government, academia or with non-profit organizations.

•	Value Board and team performance over individual performance, demonstrate respect for others and facilitate superior Board performance.

•	Willingness and ability to devote the time required to become familiar with the Company’s business and to be actively involved in the Board and its decision-making.

•	Specific expertise in one or more of the following areas: industry knowledge, strategy, international business, information technology, sales and marketing, management, compensation, corporate governance, accounting and finance.

•	Ability and commitment to serve on the Board for multiple years and act in a manner consistent with a Director’s duties of loyalty and care.

Director Identification & Nomination Process

The Policy on Director Nominations, which can be found on the Company’s website at www.investor.expeditors.com, describes the process by which Director nominees are selected by the Nominating and Corporate Governance Committee, and includes the criteria the Committee will consider in determining the qualifications of any candidate for Director. In reviewing candidates for the Board, the Committee considers the entirety of each candidate’s credentials in the context of these standards. With respect to the nomination of continuing Directors for re-election, the individual’s contributions to the Board are also considered.

The Committee annually reviews its nomination procedures to assess the effectiveness of the Policy on Director Nominations. The Committee considers candidates for Director who are recommended by its members, by management, and by search firms retained by the Committee. In addition, the Committee will evaluate candidates proposed by any single shareholder or group of shareholders that has beneficially owned more than 5% of the Company’s common stock for at least one year and that satisfies certain notice, information and consent provisions in the Company’s Policy on Director Nominations (such individual or group, the “Qualified Stockholder”). In addition, a shareholder may nominate a candidate for election to the Board of Directors if the shareholder complies with the notice, information and consent provisions of Article II of the Company’s Bylaws which can be found on our website at www.investor.expeditors.com. In this Proxy Statement the Board of Directors is asking shareholders to review and vote on a proxy access framework. The Committee intends to consider the voting results and other information as it develops a final recommendation for a proxy access bylaw amendment.

Our Bylaws require this notice to be submitted by certain deadlines which are explained in detail under the heading “Deadlines for Shareholder Proposals for the 2016 Annual Meeting of Shareholders”.

All candidates for Director who, after evaluation, are then recommended by the Committee and approved by the Board of Directors will be included in the Company’s recommended slate of Director nominees in its Proxy Statement.

Nominating & Corporate Governance Committee

Dan Kourkoumelis, Chair

Mark Emmert

Liane Pelletier

Tay Yoshitani

PROPOSAL NO. 1: ELECTION OF 10 DIRECTORS

The Company’s Bylaws require a Board of Directors composed of not less than six nor more than eleven members. Expeditors’ Directors are elected at each Annual Meeting to hold office until the next Annual Meeting or until the election or qualification of his or her successor. Any vacancy resulting from the non-election of a Director may be filled by the Board of Directors. The Board of Directors has unanimously approved the nominees named below. All nominees are members of the current Board of Directors. As previously announced, Mr. Gates decided not to stand for election in 2015.

Majority Vote Standard for Director Elections

The Company’s Bylaws require that in an uncontested election each Director will be elected by the vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. A share which is otherwise present at the meeting but for which there is an abstention, or to which a shareholder gives no authority or direction, shall not be considered a vote cast.

In an uncontested election, a nominee who does not receive a majority of the votes cast will not be elected. An incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) 90 days after the date on which an inspector determines the voting results as to that director; (b) the date on which the Board of Directors appoints an individual to fill the office held by that director; or (c) the date of the director’s resignation. Under the Company’s resignation policy, any director who does not receive a majority vote in an uncontested election will resign immediately.

The Board may fill any vacancy resulting from the non-election of a director as provided in the Company’s Bylaws. The Nominating and Corporate Governance Committee will consider promptly whether to fill the position of a nominee who fails to receive a majority vote in an uncontested election and may make a recommendation to the Board of Directors about filling the position. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and within 90 days after the certification of the shareholder vote will disclose publicly its decision. Except as provided in the next sentence, no director who fails to receive a majority vote for election will participate in the Nominating and Corporate Governance Committee recommendation or Board decision about filling his or her office. If no director receives a majority vote in an uncontested election, then the incumbent Directors: (a) will nominate a slate of Directors and hold a special meeting for the purpose of electing those nominees as soon as practicable; and (b) may in the interim fill one or more positions with the same director(s) who will continue in office until their successors are elected.

	Independent Directors								Management Directors
Summary of Director Experience, Qualifications, Attributes & Skills
Operations
Transportation Industry
International
Financial
Sales & Marketing
Information Technology
Leadership and Strategy
Governance/Business Conduct/Legal
Committee Membership
Nominating and Corporate Governance
Compensation
Audit
Additional Information
Age	55	62	64	70	69	78	57	68	49	66
Tenure	6	6	22	15	0	23	2	2	1	26
Other Public Company Boards	0	2	0	1	0	1	1	0	0	0

Nominees for Election

This year’s nominees consist of eight independent Directors and two current management Directors. Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for the ten nominees of the Board of Directors named below. Although the Board of Directors anticipates that all of the nominees will be available to serve as Directors of the Company, should any one or more of them be unwilling or unable to serve, it is intended that the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors or the seat will remain open until the Board of Directors identifies a nominee.

The following persons are nominated to serve as Directors until the Company’s 2016 Annual Meeting of Shareholders:

Robert R. Wright

Robert R. Wright became a Director of the Company in May 2008, served as Lead Director from May 2010 and was appointed Chairman of the Board in May 2014. Since 2002, Mr. Wright has been the President and Chief Executive Officer of Matthew G. Norton Co., a real estate investment, development and management firm based in Seattle, Washington. Prior to joining Matthew G. Norton, Mr. Wright was a Regional Managing Partner of Tax for Arthur Andersen.

He currently serves on the Board of Directors for two privately held companies, Matthew G. Norton Co. and Stimson Lumber Company.

Specific Qualifications, Attributes, Skills & Experience

•      20 years of senior leadership and management in private industry and the public accounting environment.

•      Expertise in tax, finance and real estate.

Mark A. Emmert

Mark A. Emmert became a Director of the Company in May 2008. Since 2010 he has been President of the National Collegiate Athletic Association. From 2004 to 2010, Dr. Emmert served as the President of the University of Washington (“UW”) and is now President Emeritus. Prior to the UW, he was chancellor of Louisiana State University. He also served as the chancellor of the University of Connecticut and held administrative and academic positions at the University of Colorado and Montana State University.

Dr. Emmert is currently on the Board of Directors of the Weyerhaeuser Company and of Omnicare, Inc.

Specific Qualifications, Attributes, Skills & Experience

•      Many years of experience in the administration of educational and personnel development programs.

•      Expertise in the leadership and management of complex operations with rigid public oversight requirements.

•      Expertise in international affairs.

Dan P. Kourkoumelis

Dan P. Kourkoumelis became a Director of the Company in March 1993. From 1967 through 1998, Mr. Kourkoumelis was employed in various positions by Quality Food Centers, Inc., a supermarket chain, and became a member of its Board of Directors in April 1991. He was appointed Executive Vice President in 1983 and Chief Operating Officer in 1987, President in 1989 and served as Chief Executive Officer from 1996 to September 1998.

Specific Qualifications, Attributes, Skills & Experience

•      More than 20 years of senior leadership.

•      Financial and management experience in a public corporation environment with a primary focus on providing superior customer service.

•      Past positions as director, committee chairman and member of audit, compensation, and nominating and governance committees of various public and private company boards.

Michael J. Malone

Michael J. Malone has been a Director of the Company since August 1999. Mr. Malone is the retired Chairman and Chief Executive Officer of AEI/DMX Music, a multinational music programming and distribution company that he founded in 1971 and subsequently sold via merger to Liberty Media, Inc. in May 2001. From the May 2001 merger through February 2005, Mr. Malone served as Chairman of Maxide Acquisition, Inc., the holding company for DMX Music, Inc. and a subsidiary of Liberty Media Corporation.

He is also currently Principal of Hunters Capital, LLC, a Northwest Real Estate Development and Management Company and is a member of the Board of Directors of Liberty Trip Advisors, Inc.

Specific Qualifications, Attributes, Skills & Experience

•      Entrepreneurial skills.

•      More than 20 years of senior leadership and management experience with international operations in a business driven by customer service.

Richard B. McCune

Richard B. McCune became a Director of the Company in August of 2014. Prior to that, Mr. McCune was a Partner at KPMG LLP from 2002 to May 2009 and Partner at Arthur Andersen LLP from 1983 to 2002.

Specific Qualifications, Attributes, Skills & Experience

•      More than 30 years of senior leadership and management experience.

•      Extensive audit and accounting experience.

•      Served as Lead Audit Partner on several publicly-traded companies.

•      International experience as KPMG’s U.S. Accounting Expert in Amsterdam from 2003 to 2006.

John W. Meisenbach

John W. Meisenbach became a Director of the Company in November 1991 and was appointed Chair of the Compensation Committee in May 2010. Since August of 2010, Mr. Meisenbach has been the Chairman of the Board for MCM, a financial services company. Prior to being Chairman, Mr. Meisenbach was the President of MCM from 1962 to December 2008 and Chief Executive Officer from December 2008 to February 2013.

He currently serves on the Board of Directors of Costco Wholesale Corporation.

Specific Qualifications, Attributes, Skills & Experience

•      More than 40 years of senior leadership and management experience in the customer-oriented financial services industry.

•      Experience in venture capital, employee benefits and business financing.

Jeffrey S. Musser

Jeffrey S. Musser joined the Company in February 1983 and was promoted to District Manager in October 1989. Mr. Musser was elected to Regional Vice President in September 1999, Senior Vice President-Chief Information Officer in January 2005 and to Executive Vice President and Chief Information Officer in May 2009. Mr. Musser assumed the role of Director, President and Chief Executive Officer in March of 2014.

Specific Qualifications, Attributes, Skills & Experience

•      Nearly 31 years of experience in the international transportation industry.

•      Many years of corporate leadership responsibilities.

•      Background in the information technology discipline.

Liane J. Pelletier

Liane J. Pelletier became a Director of the Company in May 2013. Ms. Pelletier is the former Chairman, Chief Executive Officer and President of Alaska Communications Systems, an Alaska based telecommunication and information technology services provider, leading the firm from October 2003 to April 2011. From November 1986 to October 2003, Ms. Pelletier held a number of executive positions at Sprint Corporation, a United States based telecommunications company. Ms. Pelletier is a member of the Board of Directors of Atlantic Tele-Network.

Specific Qualifications, Attributes, Skills & Experience

•      More than 25 years of senior leadership and management experience in the telecommunications industry.

•      Past and current positions as chair, lead independent director, and member of audit, risk, nominating and compensation committees of various company boards.

•      Board Leadership Fellow of the National Association of Corporate Directors and Northwest Chapter President.

•      Engages in continuous education on information technology and security as well as leading governance practices.

•      Corporate career and board service spans firms where there is material focus on regulation, information technology and security, foreign operations and customer service.

James L.K. Wang

James L.K. Wang has served as a Director and the Managing Director of Expeditors International Taiwan Ltd., the Company’s former exclusive Taiwan agent, since September 1981. In October 1988, Mr. Wang became a Director of the Company and its Director-Far East, and Executive Vice President in January 1996. In May 2000, Mr. Wang was elected President-Asia.

Specific Qualifications, Attributes, Skills & Experience

•      Nearly 40 years of experience in the international transportation industry, primarily in Asia.

•      Many years of senior management and director experience.

Tay Yoshitani

Tay Yoshitani became a Director of the Company in August of 2012. From March of 2007 to December 2014 he was the Chief Executive Officer of the Port of Seattle which owns and operates both the Seattle Seaport and SeaTac International Airport. From 2004 to 2007, he served as the Senior Advisor to the National Association of Waterfront Employers and from 2001 to 2004, was the Executive Director of the Port of Oakland overseeing both the Seaport and Oakland International Airport. Prior to that he was the Executive Director for the Port of Baltimore and the Chief Deputy at the Port of Los Angeles.

He has been an active Board member of the American Association of Port Authorities and served as the Chairman during 2014. He also currently serves on the Board of the Eno Center for Transportation.

Specific Qualifications, Attributes, Skills & Experience

•      More than 20 years of senior leadership and management experience in the ocean transportation industry.

•      More than 10 years of experience in airport operations.

The Board of Directors unanimously recommends a vote FOR the election of each of the Director nominees

COMPENSATION COMMITTEE REPORT

The Compensation Committee believes in simple, easy to understand executive incentive compensation plans that are directly aligned with Company performance and focus management on enhancing the long-term value of the Company. The Compensation Committee Charter is available on our website www.investor.expeditors.com.

Compensation Committee

All members are independent under Exchange Act and NASDAQ rules.

Key Responsibilities

Committee Members:

John Meisenbach, Chair

Michael Malone

Robert Wright

Compensation Committee Interlocks and Insider Participation

No member of the Committee is or has been an officer or employee of the Company and none had any interlocking relationship with any other entities or of the type that would be required to be disclosed in this Proxy Statement.

•	Recommend compensation of executive officers.
•	Approve the annual and long-term performance goals for the Company’s incentive plans.
•	Annually review and approve corporate goals and objectives relevant to CEO compensation, annually evaluate CEO performance in light of those goals and objectives, and recommend CEO compensation based on that evaluation.
•	Ensure that incentive compensation programs are consistent with the Company’s annual and long-term performance objectives and do not encourage unnecessary or excessive risk taking.
•	Determine base salary, participation level in the Executive Incentive Compensation Plan and stock option grants to the CEO.
•	Review and recommend compensation of non-management Directors.

Executive Compensation

2014 Committee Highlights

The Compensation Committee met 5 times in 2014. The following are the significant matters addressed by the Committee and changes implemented to executive compensation programs as a result of feedback from shareholders in 2014:

•	Established a policy prohibiting any future retirement bonuses.

•	Reduced total cash incentive compensation allocated to NEO in the Executive Incentive Compensation Plan.

•	Increased stock option awards to NEO without increasing total shares reserved for stock options.

•	Expanded the “clawback policy” for any financial restatements to include all NEO and senior management.

•	Implemented stock holding requirements for NEO.

•	Implemented a cap mechanism on increases in cash incentive compensation to senior management.

•	Preserved the long-standing incentive compensation philosophy of Expeditors.

Shareholder Feedback Following the 2014 Say-On-Pay Vote:

What We Heard & How We Responded

The Compensation Committee considered the voting results from last year’s “say-on-pay” vote in reviewing the Company’s compensation programs and policies. After the vote we engaged in intensive dialogue with our shareholders to better understand their concerns and to develop appropriate and timely responses. We believe that our executive compensation programs have always been designed appropriately to attract and retain executives who can lead Expeditors and continue our long-term track record of profitability, growth and total shareholder returns. However, after listening to shareholder feedback and performing further analysis, we moved quickly to implement the following changes in 2014.

What We Heard	How We Responded
The retirement bonus paid to outgoing CEO and Co-Founder Peter Rose was viewed as excessive.	We adopted a policy that prohibits the payment of any future retirement bonuses.
NEO incentive cash compensation was perceived as too large in relation to recent growth.	We decreased the overall allocation of cash compensation to NEO under the Executive Incentive Compensation Plan by 18% and continued to add more participants to this plan. See further discussion of these changes in Compensation Discussion and Analysis.
Equity should represent a larger component of overall NEO compensation.	In concert with the decrease in cash compensation, we increased the level of stock option awards to NEO. These stock options were awarded at fair value on the date of grant and will be 50% vested from 3 years, 75% vested from 4 years and fully vested 5 years from the date of grant. Realized compensation to the NEO is only achieved if the value of the Company increases over the long-term. See further discussion of these changes in Compensation Discussion and Analysis.
There should be a cap on NEO cash compensation.	We instituted a cap on increases in NEO and other senior management incentive cash compensation at 115% of the highest amount earned by that individual in the 3 prior comparable quarters.
The compensation “clawback policy” should be more comprehensive.	We expanded our “clawback policy” under the Sarbanes-Oxley Act related to financial restatements to include not just the CEO and CFO, but all members of senior management.

Total NEO compensation in 2014 decreased 21% compared to 2013 primarily due to Mr. Rose’s retirement bonus in 2013. The overall mix of compensation changed as:

•      Cash compensation earned under the Executive Incentive Compensation Plan decreased 18% (30% on a pro forma basis) due to reducing the allocation percentages to NEO, offset by

•      Granting more stock options to NEO that will be 50% vested from 3 years, 75% vested from 4 years and fully vested 5 years from the date of grant.

The following timeline of key events reflects the Company’s engagement with shareholders and the Committee’s actions taken in response to their concerns:

COMPENSATION DISCUSSION & ANALYSIS

Compensation Philosophy & Objectives

The Company has maintained a consistent compensation philosophy: offer a confident and capable individual a modest base salary and the opportunity to share in a fixed and determinable percentage of the operating income generated by the business unit under his or her control. Provide for growth in individual compensation only with growth in cumulative Company profits. Our compensation philosophy:

1.	Encourages each manager to think and act as an entrepreneur;

2.	Establishes compensation levels that are not perceived as being arbitrary;

3.	Provides financial rewards that are team-oriented; and

4.	Closely aligns the interests of the individual employee with the goals of the Company and returns to our shareholders.

The Company believes that its compensation programs, which have been in place since the Company became publicly traded, are one of the unique characteristics responsible for differentiating its performance from that of many of its competitors. Throughout the Company’s history, managers, including the most senior managers, have been compensated through a combination of three basic compensation techniques. These consist of:

1.	A fixed and modest base salary, one that is intended to be substantially lower than comparable base salaries for similar positions in our industry;

2.	A broad-based equity compensation program in the form of stock option grants made to individual employees; and

3.	A non-equity incentive compensation program based upon a fixed percentage of the cumulative operating income of the business unit controlled by each key employee.

Aligning Compensation with Performance & Shareholders’ Interests

It is the opinion of both the Board and the Company’s management that the compensation design has had a direct impact on the Company’s long-term financial performance and has proven to successfully align both the long and short-term interests of the Company’s executives with the interests of the Company’s shareholders. Our compensation programs is built to reinforce and reward consistent performance and sustained, profitable growth that is intended to translate into stock price appreciation over the long-term.

The single largest component of NEO compensation is the Executive Incentive Compensation Plan which is allocated from a pool consisting of 10% of pre-bonus operating income (“Bonus Pool”). This directly links NEO cash incentive compensation to operating results. The second largest element of NEO compensation is stock options, awarded at fair value on the date of grant, that become 50% vested from 3 years, 75% vested from 4 years and fully vested 5 years from the date of grant. Realized compensation to the NEO is only achieved if the value of the Company increases over the long-term, as measured by both operating income and stock price, thereby aligning NEO interests with those of shareholders.

The charts below show the Company’s operational performance compared to total NEO compensation and Expeditors’ total shareholder return (“TSR”) compared to Peer Group TSR over the past 5 years, indexed year-to-year performance using a December 31, 2009 base year investment of $100. TSR consists of stock price appreciation plus reinvested dividends.

[1]	Excludes Co-Founder and former CEO Mr. Rose’s retirement bonus of $8 million in 2013.
[2]	Reflects what NEO compensation would have been in 2014 had the reduced allocations from the Bonus Pool (effective on July 1, 2014) been implemented on January 1, 2014.

In 2014, the Company achieved record levels in Revenue, Net Revenue and EPS:

•	Revenues increased 8% over 2013 to $6.6 billion.
•	Net revenues (a non-GAAP measure calculated as gross revenues less directly related operating expenses) increased 5% over 2013 to nearly $2 billion.
•	EPS increased 14% over 2013 to $1.92.

We accomplished this and improved our most important efficiency measure as operating income as a percentage of net revenue increased to 30%. Additionally, the Company returned a record $675 million to shareholders in dividends and share repurchases.

NEO compensation tracked with operating performance primarily due to amounts earned from the Executive Incentive Compensation Plan but trended below operating income as a result of additional executive officers and senior managers being added to the plan and allocations to NEO being decreased. Pro forma NEO compensation reflects the changes made to NEO compensation on July 1, 2014 as a result of last year’s “say-on-pay” vote and feedback from shareholders to simulate the changes as if they had been implemented January 1, 2014.

Over the last three years Expeditors’ TSR has trended below the Peer Group. Beginning in 2014, the Compensation Committee decided to reallocate “at-risk” compensation by reducing cash compensation opportunities from the Executive Incentive Compensation Plan and increasing long-term equity compensation opportunities from stock options.

Risk & Recovery

Because the Executive Incentive Compensation Plan is based on cumulative operating income, any operating losses that are incurred must be recovered from future operating income before any amounts will be due to participants. Since the most significant portion of executive compensation comes from the Executive Incentive Compensation Plan, the Company believes that this cumulative feature is a disincentive to excessive risk taking by its senior managers. No one individual has the authority to commit the Company to excessive risk taking. Due to the nature of the Company’s services, it has a short operating cycle. The outcome of any higher risk transactions, such as overriding established credit limits, would be known in a relatively short time frame. Management believes that when the potential impact on the bonus is considered in light of this short operating cycle, the potential for gains that could be generated by higher risk business practices is sufficiently mitigated. Management believes that both the stability and the long-term growth in revenues, operating income and net earnings are a result of the incentives and recovery mechanism inherent in the Company’s compensation programs.

Further, in 2014, the Company has expanded its “clawback policy” under the Sarbanes-Oxley Act related to financial restatements to include not just the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), but all members of senior management.

Compensation Consultants Not Necessary

Historically, the Company has not employed third-party compensation consultants because of the simple and easy to understand executive incentive compensation programs and governing factors. Limited benchmarking activities are done to review base salaries and other compensation information and practices disclosed by certain U.S. publicly traded companies in the logistics and transportation industry. This limited benchmarking has not altered the Company’s compensation programs, policies or decisions but does annually confirm certain comparative disclosures and that the Company’s compensation packages offered to executives are competitive and give executives appropriate incentives to retain and gain profitable customers and business. Certain information from the Proxy Statements of CH Robinson Worldwide, Inc., Con-way, Inc., Forward Air Corp., Hub Group, Inc., JB Hunt Transport Services, Inc., Landstar System, Inc., Ryder System, Inc., and UTi Worldwide, Inc. (collectively “Peer Group”) were reviewed for comparison purposes. While most of these companies are not necessarily comparable in size to our Company, the Compensation Committee believes this information is useful for the limited comparisons described above.

Overall Compensation & the Role of the Compensation Committee

The Compensation Committee recommends all compensation decisions for the NEO. Compensation decisions, other than compensation and option grant determinations for the CEO, are made in consultation with the CEO. With respect to the Executive Incentive Compensation Plan, the CEO recommends allocation percentages for all participating executive officers, which must be reviewed and approved by the Compensation Committee. Two executive officers did not participate in the Executive Incentive Compensation Plan until July 1, 2014; while their base salary, title and appointment were subject to approval by the Compensation Committee, their bonus came from a portion of the field bonus pool earned by the business units previously under their direction.

Management does not believe that compensation targets, per se, are consistent with the underlying compensation philosophy utilized by the Company. The Company does recognize, however, that because it operates in the highly competitive global logistics services industry, the quality of its service depends upon the quality of the executives and other employees it is able to attract and retain. In order to succeed, the Company believes that it must be able to attract and retain qualified executives and employees. The Compensation Committee considers the competitiveness of the entire compensation package of an executive officer relative to that paid by similar companies when evaluating the adequacy of base salaries, the percentage allocations of the Executive Incentive Compensation Plan and grants of stock options. The Company’s objective is to offer a total compensation package which gives the executive officer the opportunity to be rewarded at a level believed to be superior to that offered by the Company’s competitors in the global logistics services industry. The Company believes that the opportunity for achieving superior levels of compensation is predicated on achieving sustained, long-term profitable results that are superior to those of its competitors.

Based on the Company’s general philosophy and objectives described above, hypothetical targets for the overall compensation for executives and other managers are considered neither useful nor desirable. The Compensation Committee is actively involved in reviewing and approving payments under the Executive Incentive Compensation Plan that are available to each participating executive officer and other key employees. Payments allocated from the Bonus Pool to other executive officers and certain senior management are made in consultation with the CEO. Over time, as the Company has grown, more participants have been added to this Bonus Pool. Allocations of the Bonus Pool have been made to perpetuate a culture that focuses management’s attention on creating and sustaining long-term profitable earnings growth by rewarding an increasing number of executive officers and other key employees with a percentage of the Company’s operating income.

The Compensation Committee’s practice of consistently reducing the percentage of the Bonus Pool designated to individual NEO reinforces the Executive Incentive Compensation Plan’s design of stimulating growth in operating income to maintain or grow from previous levels of compensation. Not only does this allow for broadened participation in the Bonus Pool, it creates a motivated, risk aware management team focused on sustainable growth in operating income.

Base Salaries

Throughout its history, the Company has followed the policy of offering its executive officers and other key employees a compensation package which is heavily weighted toward incentive-based compensation. Accordingly, the Company believes that annual base salaries of its executive officers are generally set well below competitive levels paid to senior executives with comparable qualifications, experience and responsibilities at comparably-sized companies engaged in similar businesses as the Company.

Base salaries for all executive officers are reviewed and approved by the Compensation Committee as part of an annual overall review of compensation. Base salaries for NEO are set at $100,000 and typically not adjusted.

Non-Equity Incentive Compensation Plan

The Company has maintained a non-equity incentive compensation program for executive officers since its inception. In January 1985, the Compensation Committee fixed the aggregate amount of non-equity incentive compensation under the program to 10% of pre-bonus operating income. The Compensation Committee believes that setting the Bonus Pool at a fixed percentage of operating income, with fluctuations in amounts paid tied to actual changes in operating income, aligns interests of employees and shareholders.

On May 7, 2008, the shareholders adopted the 2008 Executive Incentive Compensation Plan (the “Executive Incentive Compensation Plan”). The Executive Incentive Compensation Plan recognizes and rewards, on an annual basis, selected Company executives and other key employees for their contributions to the overall success of the Company and qualifies compensation paid under this Plan as “performance-based compensation” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The 2008 Executive Incentive Compensation Plan replaced the 1997 Executive Incentive Compensation Plan.

All executive officers of the Company who receive an annual base salary equal to or less than $120,000 are eligible for inclusion in the Executive Incentive Compensation Plan at the discretion of the Compensation Committee. Individual eligibility and allocation is determined quarterly. Under the Executive Incentive Compensation Plan, any portion of the Bonus Pool which is not allocated by action of the Compensation Committee may be allocated to key employees determined to be eligible at the discretion of the CEO. However, allocations made by the CEO cannot increase the compensation of any NEO nor can such an allocation cause any individual to become a NEO.

Cap on Increase: Effective July 1, 2014, the Company instituted a cap on increases in NEO and other senior management incentive cash compensation not to exceed 115% of the highest amount earned by that individual in the three prior comparable quarters. Adjustments can be made to give recognition for promotions or other achievements.

Our compensation programs include a modest base salary and significant “at risk” incentives designed to reinforce and reward consistent performance and sustained, profitable growth that is intended to translate into stock price appreciation over the long-term.

The Compensation Committee exerts independent oversight and utilizes a disciplined methodology to review and approve all allocations of percentages assigned to participating executive officers and other key employees. Factors that contribute to this methodology are:

Founders Roles in the Company

Historically, the Company allocated the largest portion of the pool to Mr. Rose and Mr. Wang, as co-founders of the Company. Allocations in the pool for Mr. Rose and Mr. Wang will end in the second quarter of 2015 as a result of the full recovery of Mr. Rose’s retirement bonus and Mr. Wang’s retirement on June 30, 2015.

Function, Tenure & Responsibility

Executives who are in charge of major geographical regions or major product and service functions reporting directly to the CEO or those reporting directly to him, are generally allotted a higher percentage of the Bonus Pool than those serving in other capacities. The length of time an executive has been with the Company and the resulting experience of the executive, his or her role during that time and his or her contribution to increasing corporate profits and shareholder value all contribute to the amount of compensation an executive receives under the Executive Incentive Compensation Plan.

At the same time, the longer an executive participates in the Bonus Pool, in general the smaller his or her percentage of the Bonus Pool becomes, as over time more executives participate in the Bonus Pool. The Company’s philosophy is to have each individual participant gradually, over time, receive a smaller percentage of a larger Bonus Pool.

Adjustments, Performance & Promotion

From time to time, as executives retire and new executives are promoted into a new position and/or added to the program, the relative percentages are adjusted. Adjustments can also be made to give recognition to promotions, achievements and other noteworthy accomplishments. There were significant changes made to NEO allocations in the pool in 2014 as a result of changes to the senior management group and the 2014 results from the “say-on-pay” vote.

Amounts earned by all participants in the Executive Incentive Compensation Plan (over 100 participants) during 2014 totaled $59,948,520, of which $16,000,030 was paid to NEO. Average NEO compensation in 2014 when excluding Mr. Rose’s retirement bonus expensed in 2013, decreased 18%. This change resulted from the reallocations made within the Bonus Pool in response to last year’s voting results on “say-on-pay” and comments from shareholders. We also added more participants to the Plan in 2014. NEO’s share of the available Bonus Pool as approved by the Compensation Committee were reduced in 2014 as follows:

		% of Pool at end of Year (1)
Name (2014 / 2013)	Position	2014	2013	Decrease
Jeffrey S. Musser / Peter J. Rose (2)	Chief Executive Officer	5.2%	8.8%	(41)%
James L.K. Wang	President-Asia Pacific	4.6%	8.3%	(45)%
R. Jordan Gates	President and Chief Operating Officer	4.6%	6.9%	(33)%
Philip M. Coughlin / Robert L. Villanueva	Other Named Executive Officer	4.6%	6.4%	(28)%
Bradley S. Powell	Senior Vice President and Chief Financial Officer	4.4%	4.4%	—

(1)	Represents the percentage of the Executive Plan bonus pool allocated to each position effective at the end of the year presented.
(2)	Mr. Musser succeeded Mr. Rose as President and Chief Executive Officer on March 1, 2014.

While the Company has never incurred an annual or quarterly operating loss since going public in September 1984, such a loss would result in a moratorium on any kind of compensation payments under the Executive Incentive Compensation Plan. Any operating losses must be made up by operating income, in the aggregate, before permitting further payments under the Executive Incentive Compensation Plan.

This would also apply to a situation where operating income, for years which have previously been audited and reported upon, is subsequently adjusted downward. In that situation, no payments under the Executive Incentive Compensation Plan would be due until future operating income results exceed the amount of the downward adjustment. No additional payments would ever be due if such adjustments increased previously reported fiscal year operating income.

The portion of the Bonus Pool that is allocated to each NEO, or other participating executive officers, is approved by the Compensation Committee at the beginning of each quarter and the corresponding quarterly distributions are made subsequent to filing the Company’s Form 10-Q or Form 10-K with the SEC. Actual amounts are only paid subsequent to review by, and receipt of written approval from, the Compensation Committee.

Equity Compensation Plan

The Company provides equity compensation in the form of stock option grants made to individual employees, including NEO, at the discretion of the Compensation Committee. The Company believes that stock option grants afford a desirable, long-term compensation method because they closely align the interests of management with the interests of shareholders. Realized compensation from stock options is only achieved if the value of the Company increases over the long-term.

During 2014, the Compensation Committee granted stock options for a total of 3,008,200 shares from the 2013 and 2014 Stock Option Plans to approximately 2,900 employees including the NEO as shown in the table below. Except for NEO, all stock options granted by the Compensation Committee in 2014 were made based upon recommendations by management on the basis of the factors set forth below and endorsed by the CEO. As a practice, any option grant recommendations and subsequent option grants to the CEO and the executive officers who reported directly to the CEO are made at the sole initiative and discretion of the Compensation Committee. In 2014, the Compensation Committee awarded a greater number of stock option awards to NEO, as shareholders indicated that they wanted a higher portion of their compensation tied to stock performance. This was achieved without increasing shares reserved for stock option plans.

		Stock Options Granted
Name (2014 / 2013)	Position	2014	2013
Jeffrey S. Musser / Peter J. Rose (1)	Chief Executive Officer	96,000	5,000
James L.K. Wang	President-Asia Pacific	66,600	5,000
R. Jordan Gates	President and Chief Operating Officer	66,600	5,000
Philip M. Coughlin / Robert L. Villanueva	Other Named Executive Officer	66,600	5,000
Bradley S. Powell	Senior Vice President and Chief Financial Officer	48,000	5,000

(1)	Mr. Musser succeeded Mr. Rose as President and Chief Executive Officer on March 1, 2014.

The total number of stock options available to be granted in 2014 was determined by an annual shareholder vote as has been done the previous nine years. All options issued to employees in 2014 were granted with an exercise price equal to the closing market price on the grant date and will be 50% vested from 3 years, 75% vested from 4 years and fully vested 5 years from the date of grant and have an expiration date of 10 years from the date of grant.

The vast majority of stock option grants are made annually at the meeting of the Board of Directors immediately following the annual shareholders meeting. These options are granted with an exercise price equal to the closing market price on the date of grant.

Factors that affect the amount of stock options awarded to employees, including NEO, include:

•	amount of cumulative stock option grants the employee has received;
•	employee performance during the past 12 months, including promotions or other noteworthy accomplishments;
•	time elapsed since previous stock option grants;
•	amount of grants relative to peers within the Company; and
•	tenure with the Company and tenure in most recent position.

No Repricing: The Company’s equity incentive plans prohibit the repricing or exchange of equity awards.

The Company does not provide employee pension plans except in several instances outside the United States where required to do so by law. Thus, the equity incentive compensation program serves two purposes. First, the program provides the potential means for funding individual long-term financial goals (such as retirement or children’s education) by encouraging employees’ long-term commitment to creating shareholder value through continued, active service. Second, the program provides a disincentive to management and employees to make short-term business decisions to obtain short-term profits at the expense of long-term corporate and shareholder interests.

The Company accounts for stock-based payments including its Stock Option Plans, Restricted Stock Program and Employee Stock Purchase Plan in accordance with the requirements of Accounting Standards Codification Topic 718, Compensation – Stock Compensation (ASC Topic 718).

Perquisites & Other Personal Benefits

The Company does not provide executive officers, named and otherwise, and key employees with perquisites and personal benefits that are not available to all employees. The Company provides standard benefits packages to all employees which vary country by country based on individual country regulations. In the United States, for instance, the Company pays 100% of the medical, dental and vision insurance premiums, as well as offering a matching contribution of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Code.

The aggregate value of any perquisites for any NEO does not exceed $10,000 per year.

No “Gross-Ups:” The Company does not provide tax “gross-ups”, other than in the case of certain relocation expenses.

Employment Agreements

The Company has entered into employment agreements with all of the NEO. Each of the employment agreements is automatically renewable upon expiration for additional one-year periods unless either party elects otherwise.

Executive Stock Ownership Policy

On February 24, 2014, the Board adopted a policy regarding executive stock ownership guidelines. These stock ownership guidelines are applicable to NEO, and other certain other senior management holding a title of Senior Vice President or above. These guidelines are designed to increase executives’ equity stakes in the Company and to further align executives’ interests with those of shareholders. The guidelines require covered executives to own shares of the Company’s common stock sufficient to satisfy the amount specified below as a multiple of the executive’s annual base salary:

Chief Executive Officer	15 x Base Salary
President or Executive Vice President	10 x Base Salary
Senior Vice President	5 x Base Salary

Executives in the positions above will need to achieve the corresponding ownership target within five years of promotion to the position or within five years of the policy adoption date. This policy excludes stock option grants from the ownership calculation and is governed by the Compensation Committee.

Insider Trading Policy Prohibits Hedging or Pledging

The Company’s Insider Trading Policy prohibits its Board of Directors and employees from hedging or pledging their ownership of Expeditors stock, including trading in publicly-traded options, puts, calls, or other derivative instruments related to Expeditors stock.

2013 Retirement Bonus - Peter Rose (Co-Founder) Retirement

On October 7, 2013, the Company and Peter Rose, the Company’s Former Chairman of the Board and CEO entered into a Succession Agreement. Mr. Rose retired as CEO of the Company effective March 1, 2014 and as Chairman of the Board of Directors in May 2014. Pursuant to the Succession Agreement, Mr. Rose receives a retirement bonus equal to the amount he would have received under the Executive Incentive Compensation Plan for 2014 and the first five months of 2015, assuming that Mr. Rose received the same percentage of the Bonus Pool under the Plan that was used to calculate his incentive compensation for the quarter ended June 30, 2013. The Company currently estimates that the total retirement bonus will be $8,355,000, of which $7,955,000 was expensed in 2013. As allowed by the Executive Incentive Compensation Plan, the Compensation Committee of the Company has not been reallocating Mr. Rose’s percentage of the available Bonus Pool to other officers or key employees until actual payments made to Mr. Rose under the Succession Agreement are complete and an amount equal to the total retirement bonus paid has been recouped. In short, Mr. Rose’s retirement bonus is being funded by reducing the amounts otherwise available to executive officers or other key employees under the Executive Incentive Compensation Plan until paid in full and as a result there will be no cumulative impact on net earnings available to shareholders or on cash flow.

	2013	2014	2015 Estimated(1)	Total(1)
Estimated amount expensed for the retirement bonus of Mr. Rose	$7,955,000	400,000	—	$8,355,000
Reduction in Bonus Pool expense and payments under the Executive Incentive Compensation Plan to recoup Mr. Rose’s retirement bonus.	—	(5,607,000)	(2,748,000)	(8,355,000)

Cumulative impact on net earnings available to shareholders and on cash flow	$7,955,000	(5,207,000)	(2,748,000)	$—

(1)	The total amount accrued and the actual reductions to the Bonus Pool above will change in equal and offsetting amounts based on the Company’s actual operating income through May 2015.

Other Retirement or Disability Payments

The Company has no formal obligations to make any payments to any executive officer upon his or her death, disability or retirement except to executive officers domiciled in countries where statutory regulation require that these benefits be provided to all employees. The Company adopted a policy in 2014 that prohibits the payment of any retirement bonuses to executive officers and members of senior management.

While there is no legal or contractual obligation to do so, the Company has, on occasion, accelerated the vesting of any unvested stock options of employees who pass away.

Potential Payments upon Termination & Change in Control

Stock options granted to employees including the NEO, will become immediately vested and fully exercisable in connection with the occurrence of a “Change in Control” of the Company. “Change in Control” means either of the following: (a) when any person (with certain exceptions) becomes the beneficial owner, directly or indirectly, of 50% of the Company’s then outstanding securities, or (b) when shareholder approval is obtained for a transaction involving the sale of all, or substantially all, of the assets of the Company or a merger of the Company with or into another company.

The employment agreement for each NEO contains a covenant not to compete which allows the Company to extend the restriction on competition with the Company for 6 months following termination of the employment relationship. The extension is at the sole discretion of the Company unless the employee terminates the employment relationship by resigning during a specified period surrounding a “change in control,” in which case the employee may decline any accompanying lump sum payment and thereby avoid the accompanying restriction on competition.

The following tables illustrate the payments due to each of the NEO in the event of termination under either “for cause” or “without cause”:

Name	For Cause(1)	For Cause with Non- Compete Agreement(1)	Without Cause(2)
Jeffrey S. Musser	$—	$50,000	$1,790,669
James L.K. Wang	$—	$50,000	$2,149,788
R. Jordan Gates	$—	$50,000	$1,928,232
Philip M. Coughlin	$—	$50,000	$1,529,746
Bradley S. Powell	$—	$50,000	$1,517,065

*	All amounts are based upon calculations at December 31, 2014.

(1)	When terminating an executive officer for cause, the Company may, in its sole discretion, enforce the non-compete provision contained in the employment agreements for a lump sum payment representing 50% of the executive officer’s base salary. The term “cause” as defined by the employment agreement is any act of an executive officer, which in the reasonable judgment of the Board of Directors, constitutes dishonesty, larceny, fraud, deceit, gross negligence, a crime involving moral turpitude, willful misrepresentation to shareholders, Directors or officers or material breach of the employment agreement. The non-compete provision is automatically extended except in circumstances discussed above.
(2)	When terminating an executive without cause, the Company must pay the executive officer cash compensation in a lump sum amount equal to 50% of his or her base salary plus 50% of the amount of the preceding twelve months of non-equity incentive compensation.

The following table and accompanying narrative illustrates the payments that would be due to each of the NEO under several possible “change in control” scenarios.

	Column 1		Column 2	Column 3	Column 4
	Accelerated Vesting of Stock Options Based on Change in Control		Resign or Terminated for Cause	Terminated for Cause with Non-Compete Agreement	Terminated Without Cause
Name	Shares	Realized Gain(1)
Jeffrey S. Musser	113,500	$122,175	$—	$50,000	$1,790,669
James L.K. Wang	71,600	$46,450	$—	$50,000	$2,149,788
R. Jordan Gates	71,600	$46,450	$—	$50,000	$1,928,232
Philip M. Coughlin	77,350	$69,675	$—	$50,000	$1,529,746
Bradley S. Powell	72,000	$105,000	$—	$50,000	$1,517,065

(1)	The realized gain was calculated based on a closing market price of the Company’s common stock of $44.61 per share at December 31, 2014, multiplied by the number of each NEO unvested stock options at that date, which would immediately vest in the event of a change in control as of that date, less the aggregate amount that would be required to be paid to exercise the options.

Scenario 1: No changes are made in management as a result of a change in control as described above. NEO would receive the realized gain on acceleration of unvested stock options shown in Column 1.

Scenario 2: NEO employment agreements are terminated with cause subsequent to a change in control. Amounts due would include the realized gain on acceleration of unvested stock options under Column 1. No amounts are due to the NEO under Column 2. At the Company’s discretion, as noted above, for a lump sum payment of half the NEO base salary under Column 3, the Company could invoke the non-compete provisions contained in the employment agreement.

Scenario 3: NEO resigns subsequent to a change in control. The NEO would be entitled to the realized gain on the acceleration of unvested stock options under Column 1. The NEO would not be entitled to any cash compensation. The Company could, in its sole discretion, pay the NEO a lump sum amount under Column 3 in exchange for invoking the non-compete provisions in the employment agreement. In a change in control situation, the NEO has the option to reject or to accept this lump sum payment. By rejecting the payment, the executive will no longer be subject to the non-compete provisions of the employment agreement.

Scenario 4: NEO employment agreements are terminated without cause subsequent to the change in control. Amounts due would include the realized gain on the acceleration of unvested stock options shown in Column 1. In addition, the NEO would be entitled to receive cash compensation based on one-half of base salary plus one-half of the amount of the Bonus Pool payment received by the executive in the preceding twelve months under Column 4. Under the terms of the employment agreement, when an executive is terminated without cause, the non-compete provisions remain in effect for six-months from the date of termination.

Policy on Deductibility of Compensation. Under Section 162(m) of the Code, the Federal income tax deduction for certain types of compensation paid to certain of the NEO, is limited to $1,000,000 per NEO per taxable year unless such compensation meets certain requirements. The Compensation Committee believes that this limitation will not apply to compensation accrued in 2015. In making future compensation decisions, the Compensation Committee intends to take into account and mitigate to the extent feasible the effect of Section 162(m) as it discharges its responsibilities, although in certain cases the Compensation Committee may award compensation to NEO which are not fully deductible as a result of this limitation. (Please refer to Proposal No. 3: Approve 2015 Stock Option Plan for further discussion concerning the deductibility of compensation relating to the proposed 2015 Stock Option Plan.)

Compensation Committee Report

The Compensation Committee believes that the compensation for the CEO and other NEO are consistent with its philosophy and the objectives described above. The Committee made substantive changes to NEO compensation and policies in response to last year’s “say-on-pay” results and feedback received from shareholders.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors

John Meisenbach, Chair

Michael Malone

Robert Wright

Summary Compensation Table for the Fiscal Year Ended December 31, 2014

The table below summarizes the total compensation earned by each NEO for each of the fiscal years shown. The Company has entered into employment and indemnification agreements with all of the NEO.

The NEO were not entitled to receive payments which would be characterized as “Bonus” payments for the fiscal years shown. Amounts listed under “Non-Equity Incentive Plan Compensation” were determined based on percentages of the Bonus Pool that were allocated to each NEO by the Compensation Committee based on the factors described in the Compensation Discussion and Analysis contained herein.

Salaries for the NEO accounted for approximately 2% of their total compensation and “at-risk” compensation - “Option Awards” and “Non-Equity Incentive Plan Compensation” accounted for approximately 98% of the total compensation. Benefits accounted for less than 1% of the total compensation of NEO.

The following table sets out the type and amount of compensation paid to each NEO for the years ended December 31:

Name and Position	Year	Salary	Option Awards(4)	Non-Equity Incentive Plan Compensation(5)	All Other Compensation(6)	Total

Jeffrey S. Musser(1) President and Chief Executive Officer	2014	$100,000	$1,497,198	$3,481,338	$1,500	$5,080,036
Peter J. Rose(2) Former Chairman and Chief Executive Officer	2014	$23,188	$—	$—	$401,500	$424,688
	2013	$110,000	$60,800	$5,368,337	$8,002,123	$13,541,260
	2012	$110,000	$—	$5,330,260	$1,500	$5,441,760
James L.K. Wang(3) President-Asia Pacific	2014	$100,000	$1,038,681	$4,199,576	$—	$5,338,257
	2013	$100,000	$60,800	$5,076,579	$—	$5,237,379
	2012	$100,000	$—	$5,063,929	$—	$5,163,929
R. Jordan Gates President and Chief Operating Officer	2014	$100,000	$1,038,681	$3,756,464	$1,500	$4,896,645
	2013	$100,000	$60,800	$4,201,306	$1,500	$4,363,606
	2012	$100,000	$—	$4,204,942	$1,500	$4,306,442
Philip M. Coughlin(1) President-Global Geographies and Operations	2014	$112,731	$1,038,681	$2,959,491	$1,500	$4,112,403
Bradley S. Powell Senior Vice President and Chief Financial Officer	2014	$100,000	$748,599	$2,934,129	$1,500	$3,784,228
	2013	$100,000	$60,800	$2,706,051	$1,500	$2,868,351
	2012	$100,000	$146,475	$2,672,630	$1,500	$2,920,605

(1)	Messrs. Musser and Coughlin were not NEO of the Company in 2013 and 2012.
(2)	All Other Compensation includes estimated accrual amounts of $400,000 and $7,955,000 recorded in 2014 and 2013, respectively, for a retirement bonus pursuant to Mr. Rose’s Succession Agreement. The retirement bonus is equal to the amount he would have received under the Executive Incentive Compensation Plan for 2014 and the first five months of 2015, assuming that Mr. Rose received the same percentage of the Bonus Pool under the Plan that was used to calculate his incentive compensation for the quarter ended June 30, 2013. This amount in 2013 also includes $45,623 in fees for legal and tax advice related to Mr. Rose’s succession agreement.
(3)	Mr. Wang is a resident of Taiwan and a substantial portion of his base salary is paid in an estimated equivalent of New Taiwan Dollars. Any amount by which the currency fluctuations exceeded his $100,000 base salary is subtracted from his final payment due under the Non-Equity Incentive Compensation Plan.
(4)	This column represents the aggregate grant date fair value of options granted in each of the years presented. All assumptions used to determine the grant date fair value of the option awards are included in Note 3 to the Company’s consolidated financial statements on Form 10-K as filed on February 26, 2015.
(5)	The payments were made pursuant to the Executive Incentive Compensation Plan, Amounts for Mr. Coughlin also include $1,329,968 earned under the operating district compensation plan prior to his promotion to President-Global Geographies and Operations. The amounts listed were earned during the fiscal year.
(6)	These amounts include the Company’s matching contributions of $.50 for each $1.00 of employee savings, up to a maximum annual Company contribution of $1,500 per qualified employee, under an employee savings plan intended to qualify under Section 401(k) of the Code.

Grants of Plan-Based Awards Table

The following table sets forth certain information regarding awards granted during 2014 to the NEO:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options(3)	Exercise or Base Price of Option Awards(4)	Grant Date Fair Value of Option Awards(5)
Name(1)	Grant Date	Threshold	Target	Maximum
Jeffrey S. Musser	12/05/2014	—	$3,481,338	—	96,000	$45.56	$1,497,198
James L.K. Wang	12/05/2014	—	$4,199,576	—	66,600	$45.56	$1,038,681
R. Jordan Gates	12/05/2014	—	$3,756,464	—	66,600	$45.56	$1,038,681
Philip M. Coughlin	12/05/2014	—	$2,959,491	—	66,600	$45.56	$1,038,681
Bradley S. Powell	12/05/2014	—	$2,934,129	—	48,000	$45.56	$748,599

(1)	Mr. Rose is not included as he did not receive stock options nor did he participate in the Executive Incentive Compensation Plan due to his retirement effective March 1, 2014.
(2)	The total amount available to executive officers participating in the Executive Incentive Compensation Plan, including all NEO, is limited to 10% of pre-bonus operating income. Individual amounts earned under this plan are determined by participation percentages approved by the Compensation Committee. The Company does not use thresholds or targets or maximums in determining levels of compensation.
(3)	The above grants were made pursuant to the Company’s 2014 Stock Option Plan.
(4)	The exercise price is the market closing price of the underlying security on the grant date.
(5)	All assumptions used to determine the grant date fair value of the option awards are included in Note 3 to the Company’s consolidated financial statements included on Form 10-K as filed on February 26, 2015.

Option Exercises & Year-End Option Value Tables

The following tables set forth certain information regarding options exercised and held by the NEO.

Options exercised during the year ended December 31, 2014:

Option Exercises
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)
Jeffrey S. Musser	4,278	$80,683
Peter J. Rose	—	$—
James L.K. Wang	—	$—
R. Jordan Gates	—	$—
Philip M. Coughlin	—	$—
Bradley S. Powell	—	$—

(1)	Represents the difference between the market price of the Company’s Common Stock at exercise and the exercise price of the options, multiplied by the number of options exercised.

Outstanding option awards at December 31, 2014:

	Option Awards

		Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options		Expiration Date
Name	Year of Grant	Exercisable	Unexercisable(1)		Exercise or Base Price
Jeffrey S. Musser	2014	—	96,000	—	$45.56	12/5/2024
	2013	—	10,000	—	$35.32	5/1/2023
	2012	—	5,000	—	$40.74	5/2/2022
	2010	7,500	2,500	—	$40.64	5/5/2020
	2009	5,000	—	—	$37.13	5/6/2019
	2008	3,000	—	—	$46.94	5/7/2018
	2007	5,000	—	—	$42.90	5/2/2017
	2006	10,000	—	—	$43.88	5/3/2016
	2005	14,899	—	—	$24.45	5/4/2015
James L.K. Wang	2014	—	66,600	—	$45.56	12/5/2024
	2013	—	5,000	—	$35.32	5/1/2023
	2008	5,000	—	—	$46.94	5/7/2018
	2005	20,000	—	—	$24.45	5/4/2015
R. Jordan Gates	2014	—	66,600	—	$45.56	12/5/2024
	2013	—	5,000	—	$35.32	5/1/2023
	2008	5,000	—	—	$46.94	5/7/2018
	2007	5,000	—	—	$42.90	5/2/2017
	2005	11,822	—	—	$24.45	5/4/2015
Philip M. Coughlin	2014	—	66,600	—	$45.56	12/5/2024
	2013	—	7,500	—	$35.32	5/1/2023
	2011	3,250	3,250	—	$52.80	5/4/2021
	2009	5,000	—	—	$37.13	5/6/2019
	2008	7,000	—	—	$46.94	5/7/2018
	2007	5,000	—	—	$42.90	5/2/2017
	2006	10,000	—	—	$43.88	5/3/2016
	2005	20,000	—	—	$24.45	5/4/2015
Bradley S. Powell	2014	—	48,000	—	$45.56	12/5/2024
	2013	—	5,000	—	$35.32	5/1/2023
	2012	—	10,000	—	$40.74	5/2/2022
	2011	4,000	4,000	—	$52.80	5/4/2021
	2010	15,000	5,000	—	$40.64	5/5/2020
	2009	10,000	—	—	$37.13	5/6/2019
	2008	5,000	—	—	$35.80	10/1/2018

(1)	Unexercisable options granted in 2014, 2013 and 2012 will vest 50% three years from the date of the grant and an additional 25% will be vesting 4 and 5 years from the date of the grant, respectively. Unexercisable options granted in 2011 will vest 50% in 2015 and 50% in 2016 on the anniversary day of the date of grant. Unexercisable options granted in 2010 will vest in 2015 on the anniversary day of the date of grant. The options are subject to earlier vesting under certain conditions set forth in the Option Plan. (See Potential Payments upon Termination and Change in Control).

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2014 regarding compensation plans under which equity securities of the Company are authorized for issuance:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity Compensation Plans Approved by Security Holders	19,373,601	$41.92	3,815,544
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	19,373,601	$41.92	3,815,544

(1)	Includes 3,494,196 available for issuance under the Employee Stock Purchase Plan, 102,050 available for future grants of stock options and 219,298 available for issuance of restricted stock. These Plans consist of the Company’s 2014 Stock Option Plan, the Amended 2002 Employee Stock Purchase Plan and the 2014 Directors’ Restricted Stock Plan.

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PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

We are asking for your non-binding advisory vote on the following resolution, known as “say-on-pay”:

Resolved: The shareholders approve, in a non-binding vote, the compensation of the Company’s Named Executive Officers.

We encourage you to read the Compensation Committee Report, including Compensation Discussion and Analysis, as well as the Summary Compensation Table and other related compensation tables and narrative to learn about our executive compensation programs and policies. The Board of Directors has elected to submit the non-binding vote on compensation of the Company’s NEO to shareholders on an annual basis.

At the 2014 Annual Meeting of shareholders, 56% of votes were cast against the non-binding vote to approve the Company’s NEO compensation. The Compensation Committee considered last year’s voting results and engaged with the shareholders to better understand their concerns. As a result of the shareholder feedback a number of changes to the NEO’s compensation program were implemented that are summarized under Compensation Committee Report.

The Company has always had a management compensation program heavily weighted on its non-equity incentive compensation plan, which management and the Board of Directors feel reinforces a proper and transparent alignment between management and shareholders’ interests in overall corporate performance. This alignment is further reinforced by the Company’s use of its equity incentive plan to grant stock options to many key employees, including its NEO. These incentive programs are designed with modest base salaries paid to NEO and other key employees. The Company strongly believes that any modification to the Company’s compensation philosophy or incentive programs could have a profound impact on the Company’s culture and operating philosophy, which would not be in the long-term interest of the Company’s shareholders.

The Company operates in the service industry and understands that the ability to attract and effectively motivate and manage “the best and brightest” is a critical differentiator to its objectives of providing the caliber of customer service that is the ultimate source of the Company’s performance. Accordingly, the Company uses a consistent, sound, easily described and administered compensation program, at all operating levels.

The Board of Directors recommends a vote FOR Proposal No. 2—Approval, on a Non-Binding, Advisory Basis, of the Compensation of Named Executive Officers.

Effect of Proposal

This “say-on-pay” proposal is non-binding on the Board of Directors. The approval or disapproval of this proposal by shareholders will not require the Board of Directors or the Compensation Committee to take any action regarding NEO compensation. The final decision on NEO compensation remains with the Board of Directors and/or its Compensation Committee. Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding NEO compensation. The next non-binding say-on-frequency vote will be held at the Company’s 2017 Annual Meeting.

The Board of

Directors

recommends a vote

     FOR

this proposal.

Significant changes to NEO compensation include:

•      Established a policy prohibiting any future retirement bonuses.

•      Reduced total cash incentive compensation allocated to NEO in the Executive Incentive Compensation Plan.

•      Increased stock option awards to NEO without increasing total shares reserved for stock options.

PROPOSAL NO. 3: APPROVE 2015 STOCK OPTION PLAN

Shareholders are being asked to approve and ratify the 2015 Stock Option Plan (the “2015 Option Plan”) to make available 3,000,000 shares of the Company’s authorized but unissued Common Stock for purchase upon the exercise of options granted under the Plan. The 2015 Option Plan has been approved by the Board of Directors. Beginning in 2005, the Company instituted what it considers to be a very “pro-shareholder” policy of seeking annual shareholder approval of its proposed stock option grants. All grants made subsequent to these annual authorizations must be made by the 30th of April in the ensuing year. As of May 1, 2015, there will be no further shares of Common Stock available for grant pursuant to other stock option plans.

As described in the Compensation Discussion and Analysis portion of this Proxy Statement, an equity compensation program has historically been an important component of the Company’s overall compensation philosophy. The Company firmly believes that employee stock options provide a powerful means to align the interests of the Company’s management and employees with those of its shareholders. The Company does not have a general policy of providing employee pension plans. As such, management and the Board of Directors strongly believe that broad-based stock option grants need to be a continuing component of the Company’s overall compensation program. If the 2015 Option Plan is not approved, the Company will be unable to grant stock options to new or existing employees until such time as the shareholders approve a stock option plan in the future. Accordingly, management and the Board of Directors believe that a vote for the Company’s proposed 2015 Option Plan is essential to the Company’s ability to attract and retain the long-term services of its greatest asset which the Company relies upon to grow its business its people.

The 2015 Option Plan includes an annual limitation on the maximum number of shares that may be granted to any individual to meet the Section 162(m) exception for deductibility of performance-based compensation.

The Board of Directors has previously approved a non-discretionary stock repurchase plan which currently authorizes the repurchase of up to 40,000,000 shares of common stock with the proceeds received from the exercise of stock options outstanding under the plans noted below and the 2015 Stock Option Plan if approved. As of March 23, 2015, the Company had repurchased 27,892,968 shares of common stock under this non-discretionary repurchase plan. In addition, the Board of Directors has authorized a discretionary stock repurchase plan which allows for the repurchase of such shares as may be necessary to reduce the total shares outstanding to 188,000,000. It is the intent of the Board of Directors, that management make use of this discretionary authority to eliminate any further growth in the number of issued and outstanding shares as a result of option exercises and to repurchase additional shares. As of March 23, 2015, the Company had repurchased 45,286,689 shares of common stock under this discretionary repurchase plan.

The Board of

Directors

recommends a vote

     FOR

this proposal.

The Board of Directors strongly believes that employee stock options provide:

•      a powerful means to align the interests of employees with those of its shareholders,

•      an important tool for employee retention, and

•      a valuable long-term benefit to employees in lieu of pension plans.

Stock options only provide compensation to the optionee if the Company’s stock price appreciates above the fair market value on the date of grant.

At March 23, 2015, a total 18,141,069 options to purchase shares of Common Stock were outstanding with a weighted exercise price of $42.48 per share and weighted average remaining contractual life of 5.8 years. Under the Company’s outstanding stock option plans and agreements thereunder, incentive and non-qualified stock options granted under the 2008 and succeeding Stock Option Plans will terminate upon the first to occur of: (1) expiration of the option; (2) 90 days (or three months in the case of the Company’s 2009 through 2014 Stock Option Plans and agreements thereunder) following the optionee’s termination of employment, other than as a result of death or disability; or (3) six months following the optionee’s death or cessation of employment by reason of disability. For options granted prior to the Company’s 2008 Stock Option Plan, incentive stock options will terminate upon the first to occur of: (1) expiration of the option; (2) termination of employment, other than as a result of death or disability; or (3) 90 days following the optionee’s death or cessation of employment by reason of disability.

At March 23, 2015, the following options to purchase shares of Common Stock were outstanding by plan:

Option Plan	Number of Shares Outstanding
2005 Stock Option Plan	155,460
2006 Stock Option Plan	1,589,891
2007 Stock Option Plan	1,022,271
2008 Stock Option Plan	1,465,875
2009 Stock Option Plan	1,398,707
2010 Stock Option Plan	1,823,210
2011 Stock Option Plan	2,517,740
2012 Stock Option Plan	2,512,665
2013 Stock Option Plan	2,837,700
2014 Stock Option Plan	2,625,550
1993 Directors’ Plan	192,000

Total	18,141,069

The Board of Directors unanimously recommends that Shareholders vote FOR Proposal No. 3—Approval Of The 2015 Stock Option Plan.

Summary of the 2015 Stock Option Plan

The following summary of the 2015 Option Plan is qualified in its entirety by reference to the applicable provisions of the plan document which is attached as Appendix A to this Proxy Statement. Approximately 14,500 individuals would be eligible to receive options under the 2015 Option Plan.

The 2015 Option Plan provides for the grant of two types of options: (1) Incentive Stock Options, which are options that meet the requirements of Section 422 of the Code, and (2) Non-Qualified Stock Options. Shareholder approval will make available a total of 3,000,000 shares of the Company’s authorized but unissued Common Stock for purchase upon exercise of options granted under the 2015 Option Plan. The term of the 2015 Option Plan is one year. No options may be granted under the 2015 Option Plan after midnight April 30, 2016. In addition, no options may be granted under the 2015 Option Plan if there are no shares available for issuance. No reload options may be granted under the 2015 Option Plan.

Incentive Stock Options may be granted to employees of the Company or a related corporation. Non-Qualified Stock Options may be granted to employees of the Company, a related corporation, or affiliated companies. In any fiscal year, no employee may receive options to purchase more than 100,000 shares of Common Stock and no option may be granted with an exercise price less than the fair market value measured on the date of the grant.

The 2015 Option Plan will be administered by the Compensation Committee of the Board of Directors consisting exclusively of members that are both “non-employee Directors” and “outside Directors” as those terms are defined in the 2015 Option Plan. The Committee will have authority to construe, amend or terminate the 2015 Option Plan. The Committee is prohibited from repricing options to account for market price declines under the 2015 Option Plan. A written agreement will evidence each option and determine whether the option is an Incentive Stock Option or Non-Qualified Stock Option. The form of 2015 Stock Option Agreement can be viewed in its entirety in Appendix B to this Proxy Statement.

Options will expire no later than 10 years from the date of grant; provided that no Incentive Stock Option granted to a greater-than-10% shareholder will expire later than 5 years from the date of grant. Vested options generally will terminate upon the first to occur of: (1) expiration of the option; (2) three months following the optionee’s termination of employment, other than as a result of death or disability; or (3) six months following the optionee’s death or cessation of employment by reason of disability.

Options granted under the 2015 Option Plan will be 50% vested from 3 years, 75% vested from 4 years and fully vested 5 years from the date of grant. The Committee may accelerate vesting. Upon a change in control, all options outstanding at the date thereof will become fully vested and exercisable. The purchase price of option shares must be paid by wire transfer, except to the extent another method is permitted by the Committee.

The 2015 Option Plan will only be effective upon approval by the shareholders. No options have been granted under the 2015 Option Plan. Because benefits under the 2015 Option Plan will depend on the Committee’s actions and the fair market value of the Company’s Common Stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the 2015 Option Plan is approved by shareholders.

The Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Code Section 401(a).

Information concerning awards under the 2014 Option Plan is available in this Proxy Statement in the following tables and the narrative accompanying them: Compensation Discussion and Analysis; Summary Compensation Table for the Fiscal Year Ended December 31, 2014, Grants of Plan Based Awards Table, Option Exercises and Year-End Option Value Tables.

Federal Income Tax Consequences Relating to the 2015 Option Plan

The following is a brief description of the Federal income tax treatment that will generally apply to options granted under the 2015 Option Plan based on current Federal income tax rules.

Incentive stock options are options which under certain circumstances and subject to certain tax restrictions, have special tax benefits for employees under the Code. Nonqualified stock options are options which do not receive such special tax treatment.

When the Committee grants an incentive stock option and when the optionee exercises an incentive stock option and acquires Common Stock, the optionee realizes no taxable income. However, the difference between the fair market value of the shares upon exercise and the exercise price (the spread) is an item of tax preference subject to the possible application of the alternative minimum tax.

If the optionee disposes of the stock before two years from grant or one year from the exercise of the incentive stock option (a disqualifying disposition), any gain will be deemed compensation and taxed as ordinary income to the extent of the lesser of (i) the difference between the fair market value of the stock at exercise and the exercise price (the spread) or (ii) the difference, if any, between the sale price and the exercise price. If a disqualifying disposition occurs, the Company can claim a deduction equal to the amount treated as compensation. If one- and two-year holding periods are satisfied, any gain or loss realized when the shares are sold will be treated as capital gain or loss, and the Company will receive no corresponding tax deduction.

When the Committee grants a nonqualified stock option, the optionee realizes no taxable income and the Company can claim no deduction. Upon exercise of a nonqualified stock option, the optionee realizes ordinary income to the extent of the spread, and the Company can claim a tax deduction for the same amount.

Special Rules: Special rules may apply in the case of individuals subject to Section 16(b) of the Exchange Act. In particular, unless a special election is made pursuant to Section 83(b) of the Code, shares of Company Common Stock received pursuant to the exercise of an option may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of grant. Accordingly, the amount of any ordinary income recognized, and the amount of the Company’s tax deduction, may be determined as of the end of such period.

Deductibility of Executive Compensation Under Code Section 162(m): Section 162(m) of the Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the Company’s Principal Executive Officer and the Company’s three other most highly paid Executive Officers other than the Principal Financial Officer. However, “qualified performance-based compensation” is not subject to the $1,000,000 deduction limit.

The 2015 Option Plan has been designed to permit grants of options issued under the plan to qualify under the performance-based compensation rules so that income attributable to the exercise of a non-qualified stock option may be exempt from the $1,000,000 deduction limit. The 2015 Option Plan’s provisions are consistent in form with the performance-based compensation rules, so that if the Committee that grants options consists exclusively of members of the Board of Directors of the Company who qualify as “outside Directors,” and the exercise price is not less than the fair market value of the shares of common stock to which such grants relate, the compensation income arising on exercise of those options should qualify as performance-based compensation which is deductible even if that income would be in excess of the otherwise applicable limits on deductible compensation income under Code Section 162(m).

AUDIT COMMITTEE REPORT

The Audit Committee is dedicated to overseeing all accounting and financial reporting processes, including underlying internal controls, audits, and the transparency of disclosures in the Company’s financial reports. The Audit Committee Charter is available on our website at www.investor.expeditors.com.

Audit Committee
All members are independent under Exchange Act and NASDAQ rules.

  Committee Members:

Richard McCune, Chair

Mark Emmert

Liane Pelletier

Robert Wright

The Board has determined that Mr. McCune qualifies as an “audit committee financial expert” as defined under applicable SEC rules.

Key Responsibilities

•      Maintain oversight of financial accounting and reporting and underlying internal controls.

•      Assist the Board in discharging its fiduciary responsibilities and the adequacy of disclosures to shareholders and to the public.

•      Maintain oversight responsibility for the Company’s independent registered public accounting firm.

•      Assure the independence of the Company’s independent registered public accounting firm.

•      Meet with the Company’s internal audit staff and members of the independent registered public accounting firm to review auditing scopes and findings.

•      Facilitate open communication among Directors, the Company’s independent accountants, internal auditors and corporate management.

2014 Committee Highlights

The Audit Committee met 4 times in 2014. The following are some highlights and on-going projects from the Committee’s work in 2014:

•	Mr. McCune was elected to the Board and appointed as Chair of the Committee on August 4, 2014.

•	Continued oversight of the development and planned implementation of the Company’s new accounting system.

•	Monitored management’s planned implementation of COSO’s Internal Control – Integrated Framework (2013).

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements, and internal control over financial reporting, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing reports thereon.

The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2014. The Audit Committee has discussed with KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm for 2014, the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communication with Audit Committees), as amended, as adopted by the PCAOB. In addition, the Audit Committee has received from KPMG the written disclosures and the letter required by the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and discussed with KPMG the auditor’s independence from the Company and its management.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

AUDIT COMMITTEE

Richard McCune, Chair

Mark Emmert

Liane Pelletier

Robert Wright

PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is recommending the approval of the appointment of KPMG LLP as independent accountants for the Company to audit the consolidated financial statements for 2015. If shareholders do not approve, the Audit Committee will reconsider the appointment.

Relationship with Independent Registered Public Accounting Firm

KPMG provided the following audit and other services during 2014 and 2013:

	2014	2013

Audit Fees	$2,625,000	$2,527,000	Includes fees associated with the annual integrated audit of the Company’s consolidated financial statements and internal control over financial reporting, statutory audits of foreign subsidiaries, and a registration statement.

Audit-Related Fees	30,000	29,000	Includes fees for attestation reports for international subsidiaries.

Tax Fees	134,000	129,000	Includes fees for tax advice and compliance. No fees were paid to KPMG in either year for tax planning.

All Other Fees	-	-
Total Fees	$2,789,000	$2,685,000

The Audit Committee has established a policy which prohibits the Company from retaining its principal independent registered public accounting firm for any engagements other than those that could be described above as audit, audit related or other services pre-approved by the Audit Committee. In all cases, the Audit Committee approves the services to be provided in advance to determine whether they would be compatible with maintaining KPMG’s independence.

The Audit Committee also reviews and approves an annual budget for specific categories of non-audit services (that are detailed as to the particular services) which KPMG is to be permitted to provide (those categories do not include any of the prohibited services in the auditor independence provisions of the Sarbanes-Oxley Act of 2002). This review includes an evaluation of the possible impact of the provision of such services by KPMG on the firm’s independence in performing its audit and audit-related services.

The Audit Committee and the Company’s Board of Directors believe that the continued retention of KPMG as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. The Company has been advised by KPMG that it will have a representative present at the Annual Meeting who will be available to respond to appropriate questions. The representative will also have the opportunity to make a statement if he or she desires to do so.

The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

PROPOSAL NO. 5: ADVISORY VOTE ON COMPANY-SPONSORED PROXY ACCESS FRAMEWORK

The Company is asking its shareholders to vote on the following advisory resolution:

RESOLVED, that the shareholders hereby approve of the Board of Directors taking the actions necessary and appropriate to implement, and submit for shareholder approval, a proxy access framework for enabling an individual eligible shareholder (or group of up to 20 eligible shareholders) holding a “net long” position of at least 3% of Expeditors’ outstanding shares continuously for at least three years, to use the Company’s proxy statement to nominate director candidates constituting up to 20% of the Board of Directors, subject to and in accordance with such specific terms, conditions, qualifications and protections as the Board of Directors may in its business judgment determine to be in the best interests of Expeditors and the shareholders.

The Board believes that shareholders have a fundamental right to elect Directors and is supportive of well-defined mechanisms that strengthen that right in ways that promote the long-term interests of the Company and its shareholders. In that spirit, this Board-recommended proposal seeks advisory approval from our shareholders of a proxy access framework that the Board believes would meaningfully enhance the rights of long-term shareholders while limiting the potential abuse, costs and distractions associated with unnecessarily contested director elections. The Board believes it is important that any proxy access mechanism not be subject to misuse by investors with short-term interests, who lack a substantial investment or on-going commitment to the company or those seeking to take control of the Board. Based on the Company’s investor outreach efforts, the Board understands that a number of the Company’s largest shareholders have concerns regarding proxy access frameworks that do not feature any group limits on the number of shareholders that could aggregate their shares to meet the ownership threshold. In order to ensure that the proposed 3% ownership threshold is effective in ensuring that all shareholders who utilize proxy access have a significant economic interest in the Company, the Board would limit to 20 the number of eligible shareholders that may form a group to meet the ownership threshold, with the goal of ensuring that at least some of the Company’s largest shareholders supported the use of proxy access in any given instance. The Company intends to continue its on-going engagement with shareholders and review of marketplace developments with respect to key parameters of proxy access.

The Board of

Directors

recommends a vote

    FOR

this proposal.

Major elements of the proposed framework:

•      3% ownership

•      for three years

•      groups of up to 20 eligible shareholders

•      nominate candidates up to 20% of the Board

The inclusion of a 3 year continuous “net long” holding period requirement is intended to ensure that the highly attainable 3% ownership requirement is in fact met by a true, substantial economic interest in the company (that is not, for example, offset by “short” positions against the company) and prevent proxy access from being obtained by shareholders whose interests are transitory or otherwise inconsistent with the interests of other shareholders in Expeditors’ long-term success.

The Board of Directors also believes that permitting shareholders who obtain proxy access to nominate up to 20% of the Board would provide the opportunity for proxy access to be used to seek meaningful representation on the Board of Directors, and that shareholders would be able to use other means available to them (such as non-proxy access nominations or engagement with the Company) to submit candidates in excess of that threshold.

The Board believes that this proposed proxy access framework is better suited to the needs of Expeditors and its shareholders than the alternative framework proposed by the Comptroller of the City of New York because, among other things, the Comptroller’s proposal proposes (a) a low proxy access ownership threshold (3%) without including any associated cap on permitted grouping and aggregation of shares to meet the ownership requirement and (b) an inordinately high fraction of the Board (25%) to be available for proxy access candidates. In doing so, the Comptroller’s proposal risks introducing a disruptive and potentially destabilizing dynamic into the Board election process. The Board’s position on the Comptroller’s proposal is discussed in Proposal 6 of this Proxy Statement.

Although your vote is advisory and is not binding upon the Board of Directors, the Board is providing shareholders with the opportunity to vote on this company-sponsored proxy access framework to facilitate the Board’s development and implementation of a new proxy access right that is tailored to the Company’s circumstances. In evaluating its course of action, the Board will also consider the voting results of the Comptroller’s proposal and the perspectives shared with the Company as part of its on-going shareholder engagement efforts.

The Board will treat this proposal as having been approved by the shareholders if the votes cast by voters physically present at the Annual Meeting or represented by proxy in favor of this proposal exceed the votes cast against this proposal. Abstentions and broker non-votes will not be counted in favor of or against this proposal and therefore will have no effect on the outcome of the proposal.

The Board recommends you vote FOR Proposal No. 5—Advisory Approval on the Company’s Proposed Proxy Access Framework.

SHAREHOLDER PROPOSALS

PROPOSAL NO. 6: Shareholder-Sponsored Proxy Access

The Office of the Comptroller, City of New York, as custodian and a trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System and the New York City Police Pension Fund, and custodian of the New York City Board of Education Retirement System, and, as co-filer, by The City of Philadelphia Public Employees Retirement System have given formal notice that they will introduce the following resolution and supporting statement at the 2015 Annual Meeting of Shareholders:

RESOLVED: Shareholders of Expeditors International of Washington, Inc. (the “Company”) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a “proxy access” bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the “Nominator”) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.

The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

a)	have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;
b)	give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the “Disclosure”); and
c)	certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the “Statement”). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

Supporting Statement: We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

•	Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”
•	Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n.9.1).

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

Company Statement in Opposition

While the Board is supportive of a proxy access regime that is appropriately tailored to the Company’s circumstances and is demonstrating that support by providing shareholders with the opportunity to approve, on an advisory basis, a Company-sponsored proxy access framework, the Board has carefully considered the proposal advanced by the Comptroller of the City of New York and its co-filer and believes that its adoption is not in the best interests of Expeditors and its shareholders. The Board believes that the proxy access construct contemplated by the City of New York’s proposal is inadvisable, including because it proposes (i) a low proxy access ownership threshold (3%) without including any associated cap on permitted grouping and aggregation of shares to meet the ownership requirement and (ii) an inordinately high fraction of the Board (25%) to be available for proxy access candidates. As the Board supports an appropriately tailored proxy access right, the Board has also directed representatives of the Company to engage in dialogue with the New York City fund’s representatives to see if a mutually agreeable resolution could be reached. Such discussions did not result in the New York City fund being amenable to withdrawing its proposal, notwithstanding the Company’s commitment to a 3% / 3 years / reasonable level of grouping / 20% of the Board proxy access framework.

The Board notes that the proponent submitted a substantially identical version of this proposal to dozens of companies, thereby failing to draw any distinction between the specific circumstances and governance profiles of each individual company. This proposal therefore takes no account of the fact that Expeditors’ current corporate governance structure and shareholder engagement programs already ensure that the Board is accountable and responsive to shareholders, and that our shareholders already have several avenues to voice their opinions to, and influence, the Board. Examples of our strong governance and engagement practices can be found under Communicating with Our Shareholders and Key Corporate Governance and Nominating Practices. The Company seeks out the views of shareholders regularly with respect to important matters involving governance and operations and will continue to do so. In light of our existing policies and procedures, the Board believes that the minimal eligibility requirements under this proposal and the outsized proportion of Board seats made available for proxy access candidates under this proposal are inappropriate for the Company and its shareholders.

As described in more detail in the Company Sponsored Proposal 5 of this Proxy Statement, the Board is separately seeking advisory shareholder approval of a Company-sponsored proxy access framework on terms that we believe are more appropriate for the Company and less likely to put shareholder value at risk than this proposal. Accordingly, shareholders should understand that voting in favor of the NYC proposal is neither the only, nor in our view, the preferable path to achieving proxy access at Expeditors. In determining its course of action with respect to proxy access, the Board will consider the voting results of both this proposal and the Board’s proposal, along with the specific perspectives shared directly with the Company by its shareholders. The Board believes that implementing the Board’s carefully considered proxy access framework – one that is specifically tailored to the Company’s own needs as opposed to those of a one-size-fits-all agenda – will meaningfully enhance our shareholders’ rights while mitigating the disproportionate risks of potential abuse, costs and distractions that we believe arise from the form of proxy access contemplated by this shareholder proposal.

The Board of

Directors

recommends a vote

    AGAINST

this proposal.

Major elements of the shareholder-sponsored proposal:

•      3% ownership

•      for three years

•      no limit on grouping

•      nominate candidates up to 25% of the Board

Accordingly, the Board of Directors unanimously recommends that the Shareholders vote AGAINST Proposal No. 6—Shareholder-Sponsored Proxy Access.

PROPOSAL NO. 7: Performance-Based Executive Equity Awards

AFL-CIO Equity Index Fund and the New York State Common Retirement Fund have given formal notice that they will introduce the following resolution and supporting statement at the 2015 Annual Meeting of Shareholders:

RESOLVED: Shareholders of Expeditors International of Washington (the “Company”) urge the Compensation Committee (“Committee”) to adopt a policy that all equity compensation plans submitted to shareholders for approval under Section 162(m) of the Internal Revenue Code will specify the awards to senior executive officers only that will result from performance. This policy shall require shareholder approval of quantifiable performance metrics, numerical formulas and payout schedules (“performance standards”) for at least a majority of awards to the senior executive officers. If the Committee wants to use performance standards containing confidential or proprietary information it believes should not be disclosed in advance, they can be used for the non-majority of awards to the senior executive officers. If changing conditions make previously approved performance standards inappropriate, the Committee may adjust the performance standards and resubmit them for shareholder ratification. This policy should be implemented so as not to violate existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Supporting Statement: The Company’s 2014 advisory vote on executive compensation received support from only 44 percent of shareholders. In our opinion, this shows a disconnect between executive pay and long-term Company performance that warrants dramatic change.

We believe a major contributing factor to this pay for performance misalignment is that the recent plans submitted by the Company for shareholder approval prevented shareholders from knowing what criteria would be used to assess performance and in what way. We are also concerned that the Committee is free to pick performance standards each year to maximize awards.

The Company’s current Stock Option Plan was designed to qualify under performance-based compensation rules to provide that granted options should be deductible under Section 162(m). However, when seeking shareholder approval for this plan—which is a requirement under 162(m) —the board of directors neglects to disclose performance expectations for senior executive officers.

We do not believe such complete discretion for the Committee gives shareholders confidence executive pay will be properly aligned with Company performance. Under this proposal, the Committee continues to have complete discretion in selecting any number of metrics and to structure them as it feels appropriate. But under this proposal, the Company must, when submitting a plan for shareholder approval, specify for shareholders the performance standards establishing the link between the Company performance and specific awards—a common practice in the United Kingdom. By way of illustration, not intended to limit the Company’s discretion, examples satisfying this proposal are:

•	if the Company’s share price increases 10 percent over its Peer Group for a 36-month period, the CEO shall receive a grant of 100,000 Company shares.

•	if the Company’s operating income increases 10 percent over five years, the CEO shall receive a grant of 100,000 Company shares.

COMPANY STATEMENT IN OPPOSITION

The Board of Directors completely agrees with the principle that shareholders should be fully informed of the terms of our equity plans and be given the opportunity to approve those terms. That principle has been a driving reason why we have a long-established practice of adopting annual employee stock option plans, for which we submit to shareholders for approval each and every year. The Board believes time-based vesting stock options aligns management’s interests with the long-terms interests of shareholders as optionees only benefit if the stock price increases over the long term.

Our Board of Directors unanimously recommends that you vote AGAINST this proposal for the following reasons:

•      each year we give the shareholders the opportunity to approve or reject our annual stock option plan (our only employee equity compensation plan) which clearly states the time-based vesting provisions for all options, including those granted to senior executive officers,

•      the proposed policy is unnecessary and not applicable to us since our equity awards have clearly stated time-based vesting, not performance-based vesting,

•      we believe the Board of Directors and Compensation Committee are best suited to administer the Company’s stock option plans within the terms of those shareholder approved plans, and

•      other than a modest 401(k) contribution, we have no significant long-term pension or other retirement benefits; we consider our stock option plans, with the time-based vesting provisions, to be an important long-term benefit for our employees.

The Proposal is Unnecessary. Despite the ambiguous language of the proposal, the proposal does not modify our ability to grant equity awards with time-based vesting under current or future plans. In a letter to the Staff of the Securities and Exchange Commission, the proponent stated, “[T]he Proposal does not ask that awards be performance-based; instead, the Proposal asks only that the Company provide quantifiable performance standards related to those awards that it decides will be performance-based, if any. Thus, if the Company only grants equity awards that are time-vested, the Proposal would not apply.” Historically, we have only granted time-based vesting equity awards to employees, including senior executive officers, and we plan to continue this practice. Therefore, the proposal is unnecessary.

Stock Option Plans Submitted for Approval are Clear. For the last decade, we have adopted annual stock option plans, and the shareholders have consistently approved such plans, that clearly provide for time-based vesting equity awards. This year, just as in prior years, we have proposed the 2015 Stock Option Plan to shareholders for approval, which contains a clear, unambiguous vesting schedule for all options. Although the proposal seeks clarity of and approval for criteria for performance-based vesting awards, this is unnecessary. Not only do we not use performance-based vesting awards, but the criteria we use for time-based vesting equity awards is clearly laid out in the vesting schedule as vesting 50% in three years, 75% in four years and 100% in five years from the date of grant. This time-based vesting provision is consistent with all stock option plans submitted to, and approved by, our shareholders over the last ten years.

The Board

of Directors

recommends a vote

    AGAINST

this proposal.

In a letter to the SEC, the proponent stated,

“,... if the Company only grants equity awards that are time-vested, the Proposal would not apply.”

Historically, we have only granted time-based vesting equity awards to employees and we plan to continue this practice.

Stock options are awarded at fair value on the date of grant and are:

•      50% vested from 3 years,

•      75% vested from 4 years

•      and fully vested 5 years from the date of grant.

Equity Compensation Awards are Granted Responsibly. We believe that the Board and Compensation Committee act responsibly in administering the annual stock option plans. Our most significant compensatory plan for executives is not the stock option plan, it is the non-equity 2008 Executive Incentive Compensation Plan, which has built-in performance components. In response to the proponent’s concerns that the Compensation Committee is free to pick performance standards each year to maximize awards under the stock option plan, we note that the stock option plan contains no performance standards at all–instead, awards are based on time-vesting. Moreover, named executive officers received only a small portion of total awards available under the stock option plans, comprising just 11% in 2014, 3% in 2013 and 1% in 2011.

Last Year’s “Say-on-Pay” Vote Unrelated to our Equity Plan Provisions. After shareholders voted on our “say-on-pay” resolution last year, we sought feedback from what we considered to be a representative group of shareholders to determine the cause for their concern. That feedback indicated the primary reason was the retirement bonus paid to our former CEO and co-founder Peter Rose, not the terms of either our equity compensation plan or our non-equity plan. In response the Board adopted a policy that no retirement bonuses will be paid in the future. At the same Annual Meeting, the 2014 Stock Option Plan was approved by an overwhelming majority (97% in favor). We believe this voting result confirms that our shareholders share our view regarding the current time-based vesting structure of our equity plans.

Accordingly, The Board Of Directors Unanimously Recommends That The Shareholders Vote AGAINST PROPOSAL NO. 7—Policy Regarding Performance-Based Executive Equity Awards.

PROPOSAL NO. 8: No Accelerated Vesting of Equity Awards Upon a Change in Control

Trowel Trades S&P 500 Index Fund has given formal notice that it will introduce the following resolution and supporting statement at the 2015 Annual Meeting of Shareholders:

RESOLVED: The shareholders ask the board of directors of Expeditors International of Washington to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration of vesting of any equity award granted to any named executive officer, provided, however, that the board’s Compensation Committee may provide in an applicable grant or purchase agreement that any unvested award will vest on a partial, pro rata basis up to the time of the named executive officer’s termination, with such qualifications for an award as the Committee may determine.

For purposes of this Policy, “equity award” means an award granted under an equity incentive plan as defined in Item 402 of the SEC’s Regulation S-K, which addresses elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not affect any contractual rights in existence on the date this proposal is adopted, and it shall apply only to equity awards made under equity incentive plans or plan amendments that shareholders approve after the date of the 2015 Annual Meeting.

Supporting Statement: Expediters International of Washington (“Company”) allows executives to receive an accelerated award of unearned equity under certain conditions after a change of control of the Company. We do not question that some form of severance payments may be appropriate in that situation. We are concerned, however, that current practices at the Company may permit windfall awards that have nothing to do with an executive’s performance.

According to last year’s Proxy Statement, in the event of a change in control the Company provides the top four executives with accelerated vesting of equity without requiring termination from the Company.

We are unpersuaded by the argument that executives somehow “deserve” to receive unvested awards. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn those shares seems inconsistent with a “pay for performance” philosophy worthy of the name.

We do believe, however, that an affected executive should be eligible to receive an accelerated vesting of equity awards on a pro rata basis as of his or her termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other major corporations, including Apple, Chevron, ExxonMobil, IBM, Intel, Microsoft, and Occidental Petroleum, have limitations on accelerated vesting of unearned equity, such as providing pro rata awards or simply forfeiting unearned awards. Research from James Reda & Associates found that over one third of the largest 200 companies now pro rate, forfeit, or only partially vest performance shares upon a change of control.

We urge you to vote FOR this proposal.

COMPANY STATEMENT IN OPPOSITION

Our Board of Directors unanimously recommends that you vote AGAINST this proposal for the following reasons:

•      adoption of the rigid proposed policy is not in the best interests of the Company or our shareholders;

•      the proposed policy would not allow for any acceleration of vesting to occur upon a change in control without a termination of employment, and, even if an executive’s employment was terminated in connection with the change in control, would only allow for partial, pro rata vesting through the termination date;

•      if this inflexible policy were adopted, it would significantly limit our ability to:

–       motivate our executives to pursue a change in control transaction that could result in the termination of their employment,

–       retain our executives during the time we are pursuing such a change in control transaction, or

–       attract high quality executive talent;

–       this policy is inconsistent with the terms of our last ten stock option plans, each of which have been approved by our shareholders.

Disincentive to Pursuing Change in Control Transactions. Companies commonly enter into contractual arrangements with their executives providing for benefits such as accelerated vesting of equity awards in connection with change in control transactions. The possibility of a change in control transaction, and the potential for termination of an executive’s employment, may provide a disincentive for executives to pursue a change in control transaction or result in the departure or distraction of executives. If executives are concerned that they may lose their jobs in connection with a change in control, they might (i) avoid pursuing these transactions or (ii) seek other employment prior to the completion of the transaction. The distraction or loss of senior executives at critical times during a potential change in control transaction could make it more difficult for the potential transaction to be completed and reduce the value achieved for shareholders in the transaction. Accelerated vesting in connection with change in control transactions can help eliminate some of these natural disincentives to pursuing a change in control transaction and provide better alignment with our shareholders.

The Board

of Directors

recommends a vote

    AGAINST

this proposal.

If this inflexible policy was adopted, it would significantly limit our ability to:

•      motivate our executives to pursue a change in control transaction that could result in the termination of their employment,

•      retain our executives during the time we are pursuing such a change in control transaction, or

•      attract high quality executive talent.

Impediment to Attracting Executive Talent. If adopted, this proposed policy would place us at a significant competitive disadvantage in attracting and retaining talented and highly qualified executives. We operate in the highly competitive global logistics services industry and the quality of our service depends upon the quality of the executives and other employees we are able to attract and retain. In order to succeed, we must be able to attract and retain qualified executives and employees. Among the companies that the proponent cites as examples for the proposal, none are in our industry or our peer group, and we believe the examples of those other companies are not very relevant to us. Our Board of Directors believes implementing this proposal could harm our ability to recruit or retain desirable candidates for executive positions, which could hinder our ability to create and maximize shareholder value.

Stock Option Plan Provisions. In order to provide our shareholders with regular, meaningful and binding input regarding our compensation programs, for the last decade we have submitted to our shareholders annual stock option plans. We are doing so this year as well. Like our previous stock option plans, our 2015 Stock Option Plan provides for automatic acceleration of an option so that it becomes fully vested and exercisable in connection with a change in control of the Company.

Our most recent stock option plans have been overwhelmingly approved by our shareholders (2014 - 97% in favor, 2013 - 96% in favor, and 2012 - 96% in favor).

We believe these voting results confirm that our shareholders share our view regarding the current structure of our stock option plans. Specifically, we believe these provisions assist us to:

•	motivate and retain executives in the face of a change in control transaction, and
•	remain competitive in attracting high quality executive talent.

Accordingly, the Board of Directors unanimously recommends that the Shareholders vote AGAINST Proposal No. 8—Policy Regarding No Accelerated Vesting Of Equity Awards Upon A Change In Control.

PROPOSAL NO. 9: Retain Significant Stock from Equity Compensation

International Brotherhood of Electrical Workers Pension Benefit Fund (“IBEW PBF”) has given formal notice that it will introduce the following resolution and supporting statement at the 2015 Annual Meeting of Shareholders:

RESOLVED: Shareholders of Expeditors International of Washington (the “Company”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age or terminating employment with the Company. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 75 percent of net after-tax shares. The policy should prohibit hedging transactions for shares subject to this policy which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

Supporting Statement: Equity-based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company’s senior executives are generally free to sell shares received from our Company’s equity compensation plans. In our opinion, the Company’s current share ownership guidelines for its senior executives do not go far enough to ensure that the Company’s equity compensation plans continue to build stock ownership by senior executives over the long-term.

For example, according to last year’s proxy statement, our Company’s share ownership guidelines required the Chief Executive Officer (the “CEO”) to hold a number of shares equal to 15 times his current annual salary or approximately 37,568 shares based on current trading prices. In comparison, the former CEO owned 1,043,287 shares.

We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives are free to sell all the additional shares they receive in equity compensation.

Our proposal seeks to better link executive compensation with long-term performance by requiring a meaningful share retention ratio for shares received by senior executives from the Company’s equity compensation plans. Requiring senior executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age will better align the interests of executives with the interests of shareholders and the Company. A 2009 report by the Conference Board Task Force on Executive Compensation observed that such hold-through-retirement requirements give executives “an ever growing incentive to focus on long-term stock price performance as the equity subject to the policy increases” (available at http://www.conferenceboard.org/pdf_free/ExecCompensation2009.pdf).

We urge shareholders to vote FOR this proposal.

COMPANY STATEMENT IN OPPOSITION

Our Board of Directors unanimously recommends that you vote AGAINST this proposal for the following reasons:

The Board of Directors agrees with the principle that its executive compensation programs and policies should closely align the interests of its executives and shareholders. The Board of Directors believes that it already achieves this through a combination of:

•	our existing executive stock ownership guidelines,
•	our insider trading policy that prohibits hedging and pledging,
•	our non-equity compensation program which is tied directly to our operating performance,
•	our stock option plan that vests over five years, and
•	our long-fostered culture of stock ownership through a broad-based stock option plan and an employee stock purchase plan.

The Board of Directors unanimously believes the proposal should be rejected for the following reasons:

•    as noted above, the Board of Directors believes that our policies and compensation programs already achieve the goals of the proposal,

•    the hedging policy in the proposal is already fully implemented with respect to all shares held by our executives, which is even broader than the hedging policy sought in the proposal, and

•    the Board of Directors believes this policy may harm our ability to attract and retain executives and does not enhance shareholder value.

Stock Ownership Guidelines. In 2014, the Board has adopted stock ownership guidelines that require all executive officers to attain specific levels of stock ownership within five years of promotion to the position or within five years of the policy adoption date.

The Board

of Directors

recommends a vote

    AGAINST

this proposal.

The Board believes that it already achieves this through:

•      our existing executive stock ownership guidelines,

•      our insider trading policy that prohibits hedging and pledging, and

•      our stock option plan that vests over 5 years.

Chief Executive Officer	15 x Base Salary
President or Executive Vice President	10 x Base Salary
Senior Vice President	5 x Base Salary

These guidelines already help align of the interests of the executive officers and shareholders. Executive officers are in compliance with these guidelines and 66% of Company executive officers currently exceed these recently adopted guidelines. In particular, as of the record date for this meeting, our CEO owned 146,883 shares of common stock with a market value as of that date of over 70 times his annual base salary.

Insider Trading Policy. The Company already has an insider trading policy that prohibits executive officers from hedging, pledging, short selling or engaging in transactions involving derivative securities related to our stock, such as put and call options. The existing hedging prohibition applies to all shares owned by our executives and is much broader than the proposed hedging policy in the proposal.

Compensation Programs. As described in the Compensation Discussion and Analysis, our primary compensation policies and incentive plans focus executives and other managers on making decisions that focus on long-term business and, consequently, long-term shareholder value. We use a combination of 3 compensation techniques (consisting of a fixed and modest base salary; a non-equity incentive compensation program; and a broad-based equity compensation program in the form of stock options) to focus our executives and management on operational performance.

We believe our current compensation plans and policies reflect an appropriate balance between offering the right incentives for executive officers to create long-term value for shareholders and providing compensation programs that attract and retain executives. Implementing the proponent’s recommendation that executive officers retain 75% of their equity compensation until retirement would be unduly restrictive on our compensation programs and harm our ability to retain and attract executive officers. The Company’s shareholders are better served by flexible programs and policies in order to retain and attract executive officers who can help create long-term shareholder value. This view was shared by an overwhelming majority of our shareholders who rejected a similar proposal in 2013.

Accordingly, The Board of Directors unanimously recommends that the Shareholders vote AGAINST Proposal No. 9—Policy Regarding To Retain Significant Stock From Equity Compensation.

PROPOSAL NO. 10: Recovery of Unearned Management Bonuses

John Chevedden has given formal notice that he will introduce the following resolution and supporting statement at the 2015 Annual Meeting of Shareholders:

RESOLVED, that shareholders request the Compensation Committee of our Board of Directors to adopt an incentive pay recoupment policy to provide that the Committee will (a) review, and determine whether to seek recoupment of incentive compensation paid, granted or awarded to a senior executive if, in the Committee’s judgment, (i) there has been misconduct resulting in a violation of law or company policy, that causes significant financial or reputational harm to the company and (ii) the senior executive either committed the misconduct or failed in his or her responsibility to manage or monitor conduct or risks; and (b) disclosure to shareholders the circumstances of any recoupment, and of any Committee decision not to pursue recoupment in instances that meet criteria (i) and (ii). The Policy should mandate that the above recoupment provisions be included in all future incentive plans and award agreements and that the policy be posted on the company website.

Recoupment includes (a) recovery of compensation already paid and (b) forfeiture, recapture, reduction or cancellation of amounts awarded or granted to an executive over which the company retains control. The Policy should operate prospectively, so as not to affect any compensation paid, awarded or granted before it takes effect.

Supporting Statement: Former General Electric General Counsel Ben Heineman Jr. said that recoupment policies with business-related misconduct triggers are “a powerful mechanism for holding senior leadership accountable to the fundamental mission of the corporation: proper risk taking balanced with proper risk management and the robust fusion of high performance with high integrity.” (http://blogs.law.harvard.edu/corpgov/2010/08/13/making-sense-out-of-clawbacks)

Our clearly improvable corporate governance (as reported in 2014) is an added incentive to vote for this proposal:

Shareholders rejected our executive pay with a whooping 57% negative vote. There was $13 million in 2013 Total Realized Pay for Peter Rose. Five directors had excessive tenure which can negatively impact their independent oversight of our management: Jordan Gates (14-years), Michael Malone (15-years), Dan Kourkoumelis (21-years), John Meisenbach (23-years at age 77) and James Wang (26-years). Long-tenured Mr. Malone and Mr. Meisenbach controlled 67% of the votes on our executive pay committee. There were 3 inside directors which further detracted from our board’s independence. Directors who received more than 12% in negative votes included: James Wang, Michael Malone, John Meisenbach and our Chairman Robert Wright.

Dan Kourkoumelis, who was assigned to our nomination committee, was negatively flagged by GMI Ratings, an independent investment research firm, because of his involvement with The Great Atlantic & Pacific Tea Company board when it filed for bankruptcy. GMI said there was not one independent director who had general expertise in risk management, based on GMI’s standards. GMI was also concerned with related party transactions.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Recovery of Unearned Management Bonuses – Proposal 10

COMPANY STATEMENT IN OPPOSITION

Our Board of Directors unanimously recommends that you vote AGAINST this proposal for the following reasons:

The Board of Directors agrees with the principle that incentive compensation paid, granted or awarded to senior executives should be subject to recoupment in the event a senior executive causes significant financial or reputational harm to the Company. The Board of Directors believes that it already achieves this through a combination of:

•      our non-equity 2008 Executive Incentive Compensation Plan, which by its terms has contained a recoupment policy since its inception,

•      our current Sarbanes-Oxley Act “clawback policy,” was amended to expand its application to all of our executive officers and certain senior managers, not just “senior executives” encompassed in the proposal, and

•      our Code of Business Conduct, which requires all Directors, officers and employees to maintain the highest standards of legal and ethical business conduct.

The Board of Directors believes the proposal should be rejected for the following reasons:

•      the proposal is already substantially implemented,

•      the proposal conflicts with the proposed 2015 Stock Option Plan and the form of stock option plan approved by our shareholders over the last several years,

•      implementing the proposal would create inconsistent and ambiguous standards for incentive compensation recoupment, and

•      such inconsistent and ambiguous standards, as well as ambiguous language within the proposal, may harm our ability to attract and retain high-quality executive talent.

Substantially Implemented. We already have an incentive compensation recoupment policy implemented in our primary incentive plan, the 2008 Executive Incentive Compensation Plan. The 2008 Plan contains broad language allowing the Compensation Committee to reduce or cancel amounts awarded or granted to participants based on such criteria as it deems appropriate in its sole discretion. This authority would permit the Compensation Committee to reduce or cancel awards for any of the reasons contained in the proposal. The 2008 Plan also automatically recoups compensation by ensuring that any operating losses are recovered from future income before payment of performance awards. Our Sarbanes-Oxley Act “clawback policy,” as amended also triggers the Compensation Committee to review incentive compensation paid to executives when an executive’s misconduct causes a restatement of the Company’s financial results.

The Board

of Directors

recommends a vote

     AGAINST

this proposal.

The Board believes that it already achieves this through:

•      our Executive Incentive Compensation Plan, which by its terms has contained a recoupment policy since its inception,

•      our current Sarbanes-Oxley Act “clawback policy” was expanded to apply to all of our executive officers and certain senior managers, and

•      our stock options plans are approved annually by our shareholders.

Conflicts with 2015 Stock Option Plan. We have for the last decade adopted annual stock option plans. This year, just as in prior years, we are submitting the 2015 Stock Option Plan to shareholders for approval. The Plan is substantially identical to the prior stock option plans that were submitted to and approved by shareholders. The Plan does not contain any clawback or recoupment provisions—instead, recoupment is governed under the 2008 Plan (as described above), which encompassed over 95% of compensation for the named executive officers in 2013. We believe that our shareholders agree with our view of the appropriateness of these recoupment policies as the shareholders have approved the terms of the 2008 Plan and the annual stock option plans over the last decade.

Impediment to Attracting and Retaining Talent. The proposal’s conflict with the current dual compensation structure would hinder our ability to attract and retain executive talent because executives would not have a clear indication what portions of their compensation are subject to recoupment. Further, the proposal’s ambiguous language would also strongly deter executive talent from working for us. Among other ambiguities, the proposal vaguely requires recoupment for any misconduct occurring generally. Executive talent may fear that isolated misconduct by another person could lead to their own compensation recoupment, creating a substantial disincentive to work for us.

Accordingly, the Board of Directors unanimously recommends that the Shareholders vote AGAINST Proposal No. 10—Policy Regarding Recovery of Unearned Management Bonuses.

OTHER INFORMATION

Other Business

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

Certain Relationships & Related Transactions

The following section describes, since the beginning of the year ended December 31, 2014, (a) transactions in which the Company or any of its subsidiaries was a party, in which the amount involved exceeded $120,000 and in which a director, a director nominee, an executive officer, any immediate family member of a director, director nominee or executive officer, a security holder known to own more than 5% of the Company’s common stock or any immediate family member of the security holder had, or will have, a direct or indirect material interest or (b) certain business relationships that existed between the Company and Directors or director nominees, or between the Company and entities affiliated with such Directors or Director nominees. The Company’s written policy and procedures with respect to any related person transaction between the Company and any related person requiring disclosure under Item 404(a) of Regulation S-K under the Exchange Act, is that such transaction is consummated only if the Audit Committee approves or ratifies such transaction (or the disinterested members of the Board of Directors approve or ratify such transaction).

Allen and Rex Wang are sons of James L.K. Wang, President—Asia Pacific and Director. Allen Wang was employed as Senior Vice President—North Asia and earned total compensation of $2,016,993, including a stock option grant with a fair market value of $416,825. Rex Wang was employed as General Manager-Customer Retention and Development, Asia Pacific and earned total compensation of $303,950, including a stock option grant with a fair market value of $14,071. Anthony Villanueva, the son of Robert L. Villanueva, former President—The Americas, was employed as Branch Manager of the Company’s Seattle office and earned total compensation of $384,798, including a stock option grant with a fair market value of $28,142. Brian and Stephen Coughlin are brothers of Philip M. Coughlin, President—Global Geographies and Operations. Brian Coughlin was employed as District Manager of the Company’s Chicago office and earned total compensation of $1,052,175, including a stock option grant with a fair market value of $56,284. Stephen Coughlin was employed as Account Manager—Project Cargo Services and earned total compensation of $167,939, including a stock option grant with a fair market value of $27,939. Steven Ross, the son of Rosanne Esposito, Executive Vice President—Global Customs, was employed as Customer Solutions Manager of the Company’s Los Angeles office and earned total compensation of $295,085, including a stock option grant with a fair market value of $28,142.

In connection with the acquisition of the assets of certain Asia affiliates (including Taiwan) effective January 1, 1984, the Company agreed to use its best efforts, so long as James L.K. Wang remains a shareholder of the Company and is employed by the Company or any of its affiliates or exclusive agents, to cause one person nominated by Mr. Wang to be elected to the Company’s Board of Directors. In addition, the Company agreed that it will make no appointment of a manager for any Asia office without prior consultation with Mr. Wang so long as he remains a shareholder of the Company and is employed by the Company or one of its affiliates or exclusive agents. Pursuant to this agreement, Mr. Wang has been nominated for re-election to the Company’s Board of Directors.

Voting Procedures

Only shareholders of record at the close of business on March 23, 2015 (the “Record Date”) will be entitled to notice of and to vote at the meeting. On or about April 9, 2015, the Company will mail to shareholders either: (a) a copy of the Proxy Statement, a form of proxy and an Annual Report, or (b) a notice of Internet availability of proxy materials, which will indicate how to access the proxy materials on the Internet.

You may instruct the proxies to vote ‘‘FOR’’ or ‘‘AGAINST’’ each proposal, or you may instruct the proxies to ‘‘ABSTAIN’’ from voting. Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 10 director nominees and one vote on each other proposal. If the accompanying form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. In the absence of instructions to the contrary, such shares will be voted in accordance with the Board’s recommendations.

Whether or not you plan to attend the meeting in person, please submit your vote and proxy by telephone, by mail or by Internet in accordance with the instructions on your proxy card or voting instruction form. This will ensure a quorum at the meeting. The giving of the proxy will not affect your right to vote at the meeting if the proxy is revoked in the manner set forth in the accompanying Proxy Statement.

Abstentions are counted for quorum purposes. If you return a signed proxy card/voting instruction form to allow your shares to be represented at the Annual Meeting, but do not indicate how your shares should be voted on one or more proposals listed above, then the proxies will vote your shares as the Board of Directors recommends on those proposals. Other than the proposals listed above, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment.

Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter (without, however, affecting any vote taken prior to such revocation) by delivering written notice to the Secretary of the Company, by executing and delivering to the Company another proxy dated as of a later date or by voting in person at the meeting.

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of Directors, the non-binding vote approving compensation of NEO, the approval of the 2015 Stock Option Plan, Company-sponsored proxy access and each of the five shareholder proposals. If you hold your shares in street name and you do not instruct your bank or broker how to vote in these matters, no votes will be cast on your behalf. Your bank or broker will have discretion to vote any uninstructed shares on the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm. If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the proposals at the Annual Meeting.

The Proxy Statement and Annual Report are available to the Company’s registered holders and employee stock purchase plan participants at www.envisionreports.com/expd and to the

Company’s beneficial holders at www.edocumentview.com/expd

Voting Securities

The only outstanding voting securities of the Company are shares of common stock. As of the Record Date, there were 191,091,343 shares of common stock issued and outstanding, and each such share is entitled to one vote at the Annual Meeting. The presence in person or by proxy of holders of record of a majority of the outstanding shares of common stock is required to constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock underlying abstentions and broker non-votes will be considered present at the Annual Meeting for the purpose of determining whether a quorum is present.

Under Washington law and the Company’s Bylaws, if a quorum is present, the 10 nominees for election to the Board of Directors who receive the majority of the votes cast by voters physically present at the Annual Meeting or represented by proxy shall be elected Directors. Abstentions and broker non-votes will not be counted either in favor of or against the election of the nominees and therefore will have no effect on the outcome of the election.

With respect to the proposals for a non-binding vote approving the compensation of Named Executive Officers, approval of the 2015 Stock Option Plan, the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm, approval of the Company-sponsored proxy access and vote on 5 shareholder proposals, such proposals will be approved if the votes cast by voters physically present at the Annual Meeting or represented by proxy in favor of the proposal exceed the votes cast against such proposal. Abstentions and broker non-votes will not be counted either in favor of or against such proposals and, therefore, will have no effect on the outcomes of such proposals.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to any of the matters being voted on. Proxies and ballots will be received and tabulated by Computershare Trust Company, N.A., an independent business entity not affiliated with the Company. The common stock is listed for trading on the NASDAQ Global Select Market under the symbol EXPD. The last sale price for the common stock, as reported by NASDAQ on March 23, 2015, was $49.16 per share.

Solicitation of Proxies

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, Directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company has agreed to pay the firm of Advantage Proxy a fee of $10,000 plus reasonable expenses for proxy solicitation services. Solicitations of proxies may be made personally, or by mail, telephone, facsimile or messenger.

The Company, if requested, will pay persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All such costs of solicitation of proxies will be paid by the Company.

Deadlines for Shareholder Proposals for the 2016 Annual Meeting of Shareholders

Pursuant to Rule 14a-8 under the Exchange Act, certain shareholder proposals may be eligible for inclusion in the Company’s proxy materials for the 2016 Annual Meeting of Shareholders. In order to be eligible for inclusion, such proposals must be received by the Secretary at the Company’s principal executive offices no later than December 11, 2015. Such proposals also must comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored materials.

The Company’s Bylaws provide a formal procedure for bringing business before the Annual Meeting of Shareholders. A shareholder proposing to present a matter (other than a proposal brought pursuant to Rule 14a-8 under the Exchange Act) before the 2016 Annual Meeting of Shareholders or to nominate a candidate for election to the Board of Directors at the 2016 Annual Meeting Shareholders must deliver notice of the proposal or nomination to the Secretary at the Company’s principal executive offices between the close of business on January 22, 2016 through the close of business on February 21, 2016. In the event that the date of the Annual Meeting of Shareholders is more than 30 days before or more than 60 days after May 21, 2016, notice of the proposal or nomination must be delivered to the Secretary at the Company’s principal executive offices not earlier than the 120th day prior to the date of the Annual Meeting and not later than the later of the 90th day prior to the date of the Annual Meeting or, if the first public announcement of the date of the Annual Meeting is less than 100 days prior to the date of the Annual Meeting, the 10th day following the day on which the Company first makes a public announcement of the date of the meeting. The shareholder’s notice must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws. The Company will not consider any proposal or nomination that does not meet the Company’s bylaw requirements or Securities and Exchange Commission requirements for submitting a proposal or nomination. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, the proxies designated by the Company for the 2016 Annual Meeting of Shareholders will have discretionary authority to vote with respect to any matter presented at the meeting if the Company has not received notice of the matter by the dates required under the Company’s Bylaws, as described above, and in certain other instances specified in that rule.

Householding

To reduce the expenses of delivering duplicate materials, we are taking advantage of the Securities and Exchange Commission’s “householding” rules which permit us to deliver only one set of proxy materials (or one Notice of Internet Availability of Proxy Materials) to shareholders who share an address unless otherwise requested. If you share an address with another shareholder and have received only one set of materials, you may request a separate copy at no cost to you by calling Computershare at 1-866-641-4276 or by writing to Bradley S. Powell, Senior Vice President and Chief Financial Officer, 1015 Third Avenue, 12th Floor, Seattle, Washington 98104. For future Annual Meetings you may request separate materials, or request that we send only one set of materials to you if you are receiving multiple copies, by calling Computershare at 1-866-641-4276 or by writing to Mr. Powell at the address listed above.

APPENDIX A

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

2015 STOCK OPTION PLAN

This 2015 Stock Option Plan (the “2015 Option Plan”) provides for the grant of options to acquire shares of common stock, $.01 par value (the “Common Stock”), of EXPEDITORS INTERNATIONAL OF WASHINGTON, INC., a Washington corporation (the “Company”). Stock options granted under this 2015 Option Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), are referred to in this 2015 Option Plan as “Incentive Stock Options.” Incentive Stock Options and stock options that do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”) granted under this 2015 Option Plan are referred to as “Options.”

1.    PURPOSES.

The purposes of this 2015 Option Plan are to retain the services of valued key employees of the Company, its subsidiaries and such other affiliates as the Plan Administrator shall select in accordance with Section 3 below; to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company; and to serve as an aid and inducement in the hiring of new employees.

2.    ADMINISTRATION.

This 2015 Option Plan shall be administered by the Board of Directors of the Company (the “Board”) if each director is an “outside director” (as defined below). If all directors are not outside directors, the 2015 Option Plan shall be administered by a committee designated by the Board and composed of two (2) or more members of the Board that are “non-employee directors” and “outside directors” (as defined below), which committee (the “Committee”) may be the compensation committee or a separate committee especially created for this purpose. The term “non-employee director” shall have the meaning assigned to it under Rule 16b-3 (as amended from time to time) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulatory requirement. The term “outside director” shall have the meaning assigned under Section 162(m) of the Code (as amended from time to time) and the regulations (or any successor regulations) promulgated thereunder (“Section 162(m) of the Code”). The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this 2015 Option Plan or of any Option). The members of any such Committee shall serve at the pleasure of the Board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the 2015 Option Plan, is referred to herein as the “Plan Administrator.”

Subject to the provisions of this 2015 Option Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to: (a) construe and interpret this 2015 Option Plan; (b) define the terms used in this 2015 Option Plan; (c) prescribe, amend and rescind rules and regulations relating to this 2015 Option Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this 2015 Option Plan; (e) grant Options under this 2015 Option Plan; (f) determine the individuals to whom Options shall be granted under this 2015 Option Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (g) determine the time or times at which Options shall be granted under this 2015 Option Plan; (h) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (i) determine all other terms and conditions of Options; and (j) make all other determinations necessary or advisable for the administration of this 2015 Option Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this 2015 Option Plan and on their legal representatives, heirs and beneficiaries.

The Board or the Committee may delegate to one or more executive officers of the Company the authority to grant Options under this 2015 Option Plan to employees of the Company who, on the Date of Grant, are not subject to Section 16(b) of the Exchange Act with respect to the Common Stock (“Non-Insiders”), and are not “covered employees” as such term is defined for purposes of Section 162(m) of the Code (“Non-Covered Employees”), and in connection therewith the authority to determine: (a) the number of shares of Common Stock subject to such Option; (b) the duration of the Option; (c) the vesting schedule for determining the times at which such Option shall become exercisable; and (d) all other terms and conditions of such Options. The exercise price for any Option granted by action of an executive officer or officers pursuant to such delegation of authority shall not be less than the fair market value per share of the Common Stock on the Date of Grant. Such delegation of authority shall not include the authority to accelerate the vesting, extend the period for exercise or otherwise alter the terms of outstanding Options. The term “Plan Administrator” when used in any provision of this 2015 Option Plan other than Sections 2, 5(m), 5(n) and 12 shall be deemed to refer to the Board or the Committee, as the case may be, and an executive officer who has been authorized to grant Options pursuant thereto, insofar as such provisions may be applied to persons that are Non-Insiders and Non-Covered Employees and Options granted to such persons.

3.    ELIGIBILITY.

Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company (“Employees”). Non-Qualified Stock Options may be

granted to Employees and to such other persons who are employed by affiliated companies, other than directors who are not Employees, as the Plan Administrator shall select. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Any person to whom an Option is granted under this 2015 Option Plan is referred to as an “Optionee”. Any person who is the owner of an Option is referred to as a “Holder”.

As used in this 2015 Option Plan, the term “Related Corporation” shall mean any corporation (other than the Company) that is a “Parent Corporation” of the Company or “Subsidiary Corporation” of the Company, as those terms are defined in Sections 424(e) and 424(f) respectively, of the Code (or any successor provisions), and the regulations thereunder (as amended from time to time).

4.    STOCK.

The Plan Administrator is authorized to grant Options to acquire up to a total of 3,000,000 shares of the Company’s authorized but unissued Common Stock during the period beginning with the Effective Date as provided for in Section 7 and ending on April 30, 2016 (“Option Grant Period”). The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Subsection 5(m) hereof. In the event that any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this 2015 Option Plan so long as the grant is made within the Option Grant Period; provided however, that any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 6 hereof.

5.    TERMS AND CONDITIONS OF OPTIONS.

Each Option granted under this 2015 Option Plan shall be evidenced by a written or online agreement approved by the Plan Administrator (the “Agreement”). Agreements may contain such provisions, not inconsistent with this 2015 Option Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

(a)   Number of Shares and Type of Option.

Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any portion of an Option which exceeds the annual limit shall not be void, but rather shall be a Non-Qualified Stock Option.

(b)  Date of Grant.

Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the date within the Option Grant Period that the Plan Administrator has deemed to be the effective date of the Option for purposes of this 2015 Option Plan (the “Date of Grant”).

(c)  Option Price.

Each Agreement, in itself or by reference to a service provider’s stock option website, shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion; provided that the per share exercise price for any Option granted shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further, that with respect to Incentive Stock Options granted to greater-than-10 percent (> 10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110 percent (110%) of the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; and, provided further, that Options granted in substitution for outstanding options of another corporation in connection with the merger, share exchange, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(d)  Duration of Options.

At the time of the grant of the Option, the Plan Administrator shall designate, subject to Subsection 5(g) below, the expiration date of the Option, which date shall not be later than ten (10) years from the Date of Grant; provided, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent (>10%) shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five (5) years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Section 5 shall expire ten (10) years from the Date of Grant.

(e)  Vesting Schedule.

No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be fifty percent (50%) vested three (3) years from the Date of Grant, seventy-five percent (75%) vested four (4) years from the Date of Grant and one hundred percent (100%) vested five (5) years from the Date of Grant.

(f)  Acceleration of Vesting.

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Subsection 5(n) below.

(g)  Term of Option.

Vested Options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Subsection 5(d) above; (ii) the expiration of three (3) months following the date of an Optionee’s termination of employment with the Company, any Related Corporation or any affiliated company, as the case may be, other than as a result of death or Disability; or (iii) the expiration of six (6) months following (A) the date of death of the Optionee or (B) cessation of an Optionee’s employment by reason of Disability (as defined below). If an Optionee’s employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee’s rights under such Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death. For purposes of the 2015 Option Plan, “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months. This definition of “Disability” is intended to comply with, and will be interpreted consistently with, sections 22(e)(3) and 422(c)(6) of the Code. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the 2015 Option Plan, determine the date of an Optionee’s termination of employment.

Unless accelerated in accordance with Subsection 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company or by the Optionee for any reason whatsoever, including death or Disability. For purposes of this 2015 Option Plan, transfer of employment between or among the Company and/or any Related Corporation or affiliated company shall not be deemed to constitute a termination of employment with the Company or any Related Corporation or affiliated company. For purposes of this Subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

(h)  Exercise of Options.

Options shall be exercisable, in full or in part, at any time after vesting, until their termination. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than ten (10) shares (as adjusted pursuant to Subsection 5(m) below) may be exercised; provided, that if the vested portion of any Option is less than ten (10) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable.

Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Subsection 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to the Holder of any Option, until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option shall have been exercised and for satisfaction of any tax withholding obligations associated with such exercise. Except as set forth in the Agreement, during the lifetime of an Optionee, Options are exercisable only by the Optionee or a transferee who takes title to the Option in the manner permitted by Subsection 5(k) hereof.

(i)  Payment upon Exercise of Option.

Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company by wire transfer, or, if permitted by the Plan Administrator, in cash, by cashier’s check or any other method approved by the Plan Administrator. In addition, the Holder may pay for all or any portion of the aggregate exercise price by delivering to the Company shares of Common Stock previously held by such Holder which shall be valued at fair market value as of the date of exercise (as determined by the Plan Administrator).

(j)  Rights as a Shareholder.

A Holder shall have no rights as a shareholder with respect to any shares covered by an Option until such Holder becomes a record holder of such shares, irrespective of whether such Holder has given notice of exercise. Subject to the provisions of Subsections 5(m) and 5(n) hereof, no rights shall accrue to a Holder and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether such Holder has given notice of exercise.

(k)  Transfer of Option.

Options granted under this 2015 Option Plan and the rights and privileges conferred by this 2015 Option Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this 2015 Option Plan contrary to the provisions hereof, or upon the sale, levy or any attachment or similar process upon the rights and privileges conferred by this 2015 Option Plan, such Option shall thereupon terminate and become null and void.

(l)  Securities Regulation and Tax Withholding.

(1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, Section 162(m) of the Code, any applicable state securities laws, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange or automated inter-dealer quotation system of a registered national securities association upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this 2015 Option Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this 2015 Option Plan, shall relieve the Company of any liability with respect to the non -issuance or sale of such shares.

As a condition to the exercise of an Option, the Plan Administrator may require the Holder to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transfer red unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with Federal and state securities laws.

(2) The Holder shall pay to the Company by wire transfer, certified or cashier’s check, unless another method is permitted by the Plan Administrator, promptly upon exercise of an Option or, if later, the date that the amount of such obligations becomes determinable, all applicable Federal, state, local and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result upon exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired upon exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option.

(3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the Federal and state securities laws and the withholding provisions of the Code have been met.

(m)  Stock Dividend or Reorganization.

(1) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, subject to applicable law, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to such Option and/or the exercise price per share so as to preserve the rights of the Holder substantially proportionate to the rights of the Holder prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this 2015 Option Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company’s shareholders, or any Holder.

(2) In the event that the presently authorized capital stock of the Company is changed into the same number of shares with a different par value, or without par value, the stock resulting from any such change shall be deemed to be Common Stock within the meaning of the 2015 Option Plan, and each Option shall apply to the same number of shares of such new stock as it applied to old shares immediately prior to such change.

(3) The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this 2015 Option Plan, or by the applicable terms of any assumption or substitution document.

(4) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

(n)  Change in Control.

(1) If at any time there is a Change in Control (as defined below) of the Company, all Options outstanding at the date thereof shall accelerate and become fully vested and exercisable in full for the duration of the Option term as of the later of the date of the Change in Control or six months after the Date of Grant of the Option. For purposes of this Subsection, “Change in Control” shall mean either one of the following: (i) when any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act as amended (other than the Company, a subsidiary thereof or a Company employee benefit plan, including any trustee of such plan acting as trustee) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or (ii) the occurrence of a transaction requiring shareholder approval, and involving the sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation.

(2) Except as provided in this Section 5, no Optionee or Holder shall have rights by reason of any subdivision or consolidation of shares of stock of any class including Common Stock or the payment of any stock dividend on shares of Common Stock, or any other increase or decrease in the number of shares of Common Stock, or by reason of any liquidation, dissolution, corporate combination or division; and any issuance by the Company of shares of stock of any class including Common Stock, or securities convertible into shares of stock of any class including Common Stock, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Option.

6.    LIMITATION ON INDIVIDUAL OPTION GRANTS.

No person shall be eligible to receive Options to purchase more than 100,000 shares of Common Stock in the Option Grant Period as defined in Section 4 hereof.

7.  EFFECTIVE DATE; TERM.

The date on which this 2015 Option Plan is adopted (the “Effective Date”) shall be the date of approval by the shareholders. No Option shall be granted by the Plan Administrator prior to the approval of this 2015 Option Plan by a vote of the shareholders of the Company. For purposes of granting Options, the 2015 Option Plan shall terminate at midnight on April 30, 2016, unless terminated before then by the Plan Administrator and for other purposes the 2015 Option Plan shall remain in effect as long as any Options are outstanding. In any event, the 2015 Option Plan shall finally terminate no later than April 30, 2026.

8.  NO OBLIGATIONS TO EXERCISE OPTION.

The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

9.  NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

Whether or not any Options are to be granted under this 2015 Option Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this 2015 Option Plan shall be construed as giving any person any right to participate under this 2015 Option Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company, any Related Company or any affiliate, express or implied, that the Company, any Related Company or any affiliate will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company’s or, where applicable, a Related Company’s or affiliate’s right to terminate Optionee’s employment at any time, which right is hereby reserved.

10.    APPLICATION OF FUNDS.

The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used to purchase and retire Common Stock pursuant to Rule 10b-18 to the extent such transactions have been authorized by the Board and in other cases for general corporate purposes, unless otherwise directed by the Board.

11.    INDEMNIFICATION OF PLAN ADMINISTRATOR.

In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this 2015 Option Plan or any Option granted under this 2015 Option Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such

Plan Administrator member is liable for willful misconduct; provided, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved therein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.

12.    AMENDMENT OF 2015 OPTION PLAN.

The Plan Administrator may, at any time, modify, amend or terminate this 2015 Option Plan or modify or amend Options granted under this 2015 Option Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; provided however, no amendment with respect to an outstanding Option which has the effect of reducing the benefits afforded to the Holder thereof shall be made over the objection of such Holder, provided further, that the Plan Administrator is prohibited from any downward modification of the Option Price established under Section 5(c) not specifically authorized in the 2015 Option Plan. The Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider necessary for the Company to comply with or to avail the Company and/or the Optionees of the benefits of any securities, tax, market li sting or other administrative or regulatory requirement.

The Effective Date of this 2015 Option Plan was established by vote of the shareholders of the Company held on May 21, 2015.

APPENDIX B

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

2015 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

THIS AGREEMENT is entered into as of             ,     2015 (the “Date of Grant”) between Expeditors International of Washington, Inc., a Washington corporation (the “Company”), and the option grant recipient (the “Optionee”).

WHEREAS, the Company has approved and adopted the 2015 Stock Option Plan (the “Plan”), pursuant to which the Board of Directors is authorized to grant to employees of the Company and its subsidiaries and affiliates stock options to purchase common stock, $.01 par value, of the Company (the “Common Stock”);

WHEREAS, the Plan provides for the granting of stock options that either (i) are intended to qualify as “Incentive

Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or

(ii) do not qualify under Section 422 of the Code (“Non-Qualified Stock Options”);

WHEREAS, on                 , 2015 (the “Date of Grant”), the Company authorized the grant to the Optionee of an [an Incentive Stock Option][a Non- Qualified Stock Option] to purchase shares of Common Stock (the “Option”);

NOW, THEREFORE, the Company hereby grants to Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, shares of Common Stock, as stated in the initial grant notice and/or Optionee’s account at a service provider’s stock option website. (At the time of this grant, Optionee views and accepts the Option at the following website: (                                             .)

1.            Type of Option.             This option is intended to be [an Incentive Stock Option][a Non-Qualified Stock Option].

2.            Date of Grant.               This option was granted on                     , 2015.

3.            Exercise Price.              The exercise price for the Option shall be $            per share.

4.            Limitation on the Number of Shares.        The tax treatment set forth in Section 422 of the Code is subject to certain limitations. These limitations, which are described in Section 5(a) of the Plan and are based upon the Code, generally limit the number of shares that will qualify under Section 422 in any given calendar year. Under Section 5(a) any portion of an Option that exceeds the annual limit shall be a “Non-Qualified Stock Option.” The Company can make no representation that any of this Option will actually qualify under Section 422 when exercised.

5.            Vesting Schedule.

Portion of Total Option
Vesting Date	Which Will Be Exercisable
, 2018	50%
, 2019	75%
, 2020	100%

Upon any Change in Control of the Company, as defined in the Plan, the Option shall accelerate and become fully vested and exercisable in accordance with Section 5(n) of the Plan

6.            Option Not Transferable.        This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Should any of the foregoing occur, Section 4 of the Plan provides that this Option shall terminate and become null and void.

7.            Investment Intent.    By accepting this Option, Optionee represents and agrees for himself, and all persons who acquire rights in this Option in accordance with the Plan through Optionee, that none of the shares of Common Stock purchased upon exercise of this Option will be distributed in violation of applicable federal and state laws and regulations, and Optionee shall furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by all transfer restrictions imposed by applicable law, legend condition, or otherwise) to that effect, prior to delivery of the purchased shares of Common Stock.

8.            Termination of Option.             A vested Option shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events:

(i) ten years from the Date of Grant;

(ii) the expiration of three (3) months following the date of an Optionee’s termination of employment with the Company for any reason other than death or Disability; or

(iii) the expiration of six (6) months following the date of death of the Optionee or the cessation of employment of the Optionee by reason of Disability.

In the event of death or Disability of the Optionee, the Option shall be exercisable only by the Optionee, the Optionee’s personal representative or administrator or guardian or the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or county of the Optionee’s domicile at the time of death. Each unvested Option granted pursuant hereto shall terminate upon the Optionee’s termination of employment for any reason whatsoever, including death or Disability. For Incentive Stock Option purposes, “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted, or can be expected to last, for a continuous period of not less than twelve (12) months. This definition of “Disability” is intended to comply with, and will be interpreted consistently with, Sections 22(e)(3) and 422(c)(6) of the Code.

9.            Stock.        In the case of any stock split, stock dividend or like change in the nature of shares granted by this Agreement, the number of shares and option price shall be proportionately adjusted as set forth in Section 5(m) of the Plan.

10.            Exercise of Option. Each exercise of this Option shall be by means of written notice delivered to the Company at its principal executive office in Seattle, Washington, specifying the number of shares of Common Stock to be purchased. Upon each exercise of this Option, the full exercise price for the Common Stock to be purchased together with the amount necessary for the Company to satisfy its withholding obligation imposed by the Internal Revenue Code of 1986, if any, shall be paid to the Company by wire transfer, except to the extent another method of payment is permitted by the Plan Administrator. Alternatively, the Optionee may pay for all or any portion of the exercise price by delivery of previously acquired shares of Common Stock with a fair market value equal to or greater than the full exercise price or by complying with any other payment mechanism which the Plan Administrator may approve at the time of exercise. The exercise date of this Option shall be the date of the Company’s receipt of the full exercise price for the Common Stock to be purchased.

11.            Holding Period for Incentive Stock Options.        In order to obtain the favorable tax treatment currently provided by Section 422 of the Code, the shares of Common Stock must be sold, if at all, after a date which is the later of two (2) years from the date of grant of the Incentive Stock Option or one (1) year from the date upon which the Option is exercised. The Optionee agrees to report sales of such shares prior to the above determined date within one (1) business day after such sale is concluded.

12.            Optionee Acknowledgments. Optionee acknowledges that he has read and understands the terms of this Agreement and that:

(a) The issuance of shares of Common Stock pursuant to the exercise of this Option, the issuance of any securities with respect to such Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, and any resale of any such shares of Common Stock, may only be effected in compliance with applicable state and federal laws and regulations, including the Securities Act of 1933, as amended (the “Securities Act”);

(b) By acceptance of the Option, he agrees to defend, indemnify and hold the Company harmless from and against loss or liability arising from the transfer of the Option or any Common Stock issued pursuant thereto or any interest therein in violation of the provisions of the Securities Act or of this Option Agreement;

(c) He agrees that prior to any exercise of the Option, he will seek access to all information relating to the merits and risks of acquiring Common Stock necessary to make an informed decision;

(d) He is not entitled to any rights as a shareholder with respect to any shares of Common Stock issuable hereunder until he becomes a shareholder of record;

(e) The shares of Common Stock subject hereto may be adjusted in the event of certain organic changes in the capital structure of the Company or for any other reason permitted by the Plan; and

(f) This Agreement does not constitute an employment agreement nor does it entitle Optionee to any specific employment or to employment for a period of time, and Optionee’s continued employment, if any, with the Company shall be at will and is subject to termination in accordance with the Company’s prevailing policies and any other agreement between Optionee and the Company.

13.            Professional Advice.            The acceptance and exercise of the Option and the sale of Common Stock issued pursuant to exercise of the Option may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of the Optionee. Accordingly, the Optionee acknowledges that he has been advised to consult his personal legal and tax advisor in connection with this Agreement and his dealings with respect to the Option or the Common Stock.

14.            Notices.    Any notice required or permitted to be made or given hereunder shall be hand delivered or mailed by certified or registered mail to the Company’s address set forth below, or to the Optionee’s address on file at the Company’s Stock Administration department or as changed from time to time by written notice to the other.

Notices shall be deemed received and effective upon the earlier of (i) hand delivery to the recipient, (ii) five days after the date of postmark by the United States Postal Service or its successor or (iii) posting on the service provider’s stock option website.

Company	Expeditors International of Washington, Inc. Attention: Stock Administration 1015 Third Avenue, 12th Floor Seattle, Washington 98104

15.            Agreement Subject to Plan.    This Option and this Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan and in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy will be made available upon request. Should any conflict exist between the provisions of the Plan and those of this Agreement, those of the Plan shall govern and control. This Agreement and the Plan set forth the entire understanding between the Company and the Optionee with respect to the Option and shall be construed and enforced under the laws of the State of Washington. Any action brought with respect to this Option or the Plan shall be brought in a court in King County, Washington.

Dated as of the     th day of             , 2015.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC

By
President and C.E.O.

Expeditors®

FSC
www.fsc.org
MIX
Paper from
responsible sources
FSC® C101537

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 21, 2015.

Vote by Internet • Go to www.envisionreports.com/expd • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	The Board of Directors Recommends that you vote FOR all nominees, FOR proposals 2, 3, 4 and 5 and AGAINST proposals 6, 7, 8, 9 and 10.

1. Election of 10 Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

01 - Robert R. Wright	☐	☐	☐	02 - Mark A. Emmert	☐	☐	☐	03 - Dan P. Kourkoumelis	☐	☐	☐

04 - Michael J. Malone	☐	☐	☐	05 - Richard B. McCune	☐	☐	☐	06 - John W. Meisenbach	☐	☐	☐

07 - Jeffrey S. Musser	☐	☐	☐	08 - Liane J. Pelletier	☐	☐	☐	09 - James L.K. Wang	☐	☐	☐

10 - Tay Yoshitani	☐	☐	☐

	For	Against	Abstain

2. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

4. Ratification of our Independent Registered Public Accounting Firm.	☐	☐	☐

6. Shareholder Proposal: Proxy Access.	☐	☐	☐

8. Shareholder Proposal: No Accelerated Vesting of Equity Awards.	☐	☐	☐

10. Shareholder Proposal: Recovery of Unearned Management Bonuses.	☐	☐	☐

	For	Against	Abstain

3. Approve 2015 Stock Option Plan.	☐	☐	☐

5. Advisory Vote to Approve Company-Sponsored Proxy Access Framework.	☐	☐	☐

7. Shareholder Proposal: Performance-Based Executive Equity Awards.	☐	☐	☐

9. Shareholder Proposal: Retain Significant Stock from Equity Compensation.	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Expeditors International of Washington, Inc.	+
Notice of 2015 Annual Meeting of Shareholders Corporate Headquarters 1015 Third Avenue, Seattle, WA 98104 Proxy Solicited by Board of Directors for Annual Meeting – Thursday, May 21, 2015

Bradley S. Powell, Charles J. Lynch and Christopher J. McClincy, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Expeditors International of Washington, Inc. to be held on Thursday, May 21, 2015 at 2:00 p.m. at the Company’s Corporate Headquarters, 1015 Third Avenue, Seattle, WA 98104, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposals 6, 7, 8, 9 and 10.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	The Board of Directors Recommends that you vote FOR all nominees, FOR proposals 2, 3, 4 and 5 and AGAINST proposals 6, 7, 8, 9 and 10.

1. Election of 10 Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain	+

01 - Robert R. Wright	☐	☐	☐	02 - Mark A. Emmert	☐	☐	☐	03 - Dan P. Kourkoumelis	☐	☐	☐

04 - Michael J. Malone	☐	☐	☐	05 - Richard B. McCune	☐	☐	☐	06 - John W. Meisenbach	☐	☐	☐

07 - Jeffrey S. Musser	☐	☐	☐	08 - Liane J. Pelletier	☐	☐	☐	09 - James L.K. Wang	☐	☐	☐

10 - Tay Yoshitani	☐	☐	☐

	For	Against	Abstain

2. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐

4. Ratification of our Independent Registered Public Accounting Firm.	☐	☐	☐

6. Shareholder Proposal: Proxy Access.	☐	☐	☐

8. Shareholder Proposal: No Accelerated Vesting of Equity Awards.	☐	☐	☐

10. Shareholder Proposal: Recovery of Unearned Management Bonuses.	☐	☐	☐

	For	Against	Abstain

3. Approve 2015 Stock Option Plan.	☐	☐	☐

5. Advisory Vote to Approve Company-Sponsored Proxy Access Framework.	☐	☐	☐

7. Shareholder Proposal: Performance-Based Executive Equity Awards.	☐	☐	☐

9. Shareholder Proposal: Retain Significant Stock from Equity Compensation.	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON BOTH SIDES OF THIS CARD.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Expeditors International of Washington, Inc.	+
Notice of 2015 Annual Meeting of Shareholders Corporate Headquarters 1015 Third Avenue, Seattle, WA 98104 Proxy Solicited by Board of Directors for Annual Meeting – Thursday, May 21, 2015

Bradley S. Powell, Charles J. Lynch and Christopher J. McClincy, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Expeditors International of Washington, Inc. to be held on Thursday, May 21, 2015 at 2:00 p.m. at the Company’s Corporate Headquarters, 1015 Third Avenue, Seattle, WA 98104, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposals 6, 7, 8, 9 and 10.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

¢	+